Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Financial Statements
As of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 and Independent Auditor’s Report

CREDIT OPPORTUNITIES PARTNERS JV, LLC
Index
December 31, 2024

INDEPENDENT AUDITOR’S REPORT

To the Members of Credit Opportunities Partners JV, LLC:

Opinion

We have audited the consolidated financial statements of Credit Opportunities Partners JV, LLC and subsidiaries (the “Company”), which comprise the consolidated statements of assets and liabilities, including the consolidated schedules of investments, as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2024, the financial highlights for each of the five years in the period ended December 31, 2024, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, the results of its operations, changes in its net assets, and cash flows for each of the three years in the period ended December 31, 2024, and financial highlights for the five years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP
San Francisco, California
February 26, 2025

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Assets and Liabilities

	December 31,
	2024	2023
Assets
Investments, at fair value (amortized cost of $3,399,346,755 and $3,668,840,462, respectively)	$3,295,542,668	$3,470,828,104
Cash	204,733,295	171,010,458
Interest receivable	42,011,470	58,630,885
Receivable for investments sold and repaid	8,919,111	14,233,310
Prepaid expenses and other assets	38,195,589	—
Deferred financing costs	10,750,771	9,722,726
Unrealized appreciation on foreign currency forward contracts	17,058,176	5,028,542
Foreign currency (cost of $43,292,553 and $13,238,592, respectively)	42,115,363	13,607,252
Total assets	$3,659,326,443	$3,743,061,277
Liabilities
Debt (net of deferred financing costs of $1,622,924 and $2,782,278, respectively)	$1,828,551,746	$1,840,137,448
Payable for investments purchased	183,659,219	206,518,398
Distributions payable	60,000,000	58,000,000
Interest payable	22,904,279	25,300,738
Unrealized depreciation on foreign currency forward contracts	552,258	13,059,999
Administrative services expense payable	2,351,386	2,285,927
Other accrued expenses and liabilities	3,208,125	1,328,209
Total liabilities	2,101,227,013	2,146,630,719
Members' equity (1,871,175 and 1,871,175 units outstanding, respectively)	$1,558,099,430	$1,596,430,558
Members' equity per unit	$832.69	$853.17
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Operations

	For the Year Ended December 31,
	2024	2023	2022
Investment income
Interest income	$304,264,505	$334,593,595	$260,402,277
Paid-in-kind interest income	22,290,782	11,239,073	11,558,237
Dividend income	14,195,899	26,707,168	22,479,905
Fee income	8,444,095	8,281,165	6,426,570
Total investment income	349,195,281	380,821,001	300,866,989

Operating expenses
Interest expense	120,871,388	123,490,771	69,558,301
Administrative services expenses	9,291,303	9,273,205	10,212,465
Custody and administrative fees	1,615,862	1,632,951	1,321,067
Professional services expenses	609,517	566,527	138,071
Other expenses	376,913	695,486	355,761
Total operating expenses	132,764,983	135,658,940	81,585,665
Income tax expense	663,696	430,135	61,069
Net operating expenses	133,428,679	136,089,075	81,646,734
Net investment income	215,766,602	244,731,926	219,220,255

Net realized and unrealized gain (loss)
Net realized gain (loss) on investments	(163,530,019)	(8,563,462)	21,480,138
Net realized gain (loss) on foreign currency forward contracts	1,723,869	13,037,709	24,855,033
Net realized gain (loss) on foreign currency transactions	3,457,409	1,289,848	3,754,550
Net realized gain (loss)	(158,348,741)	5,764,095	50,089,721
Net change in unrealized appreciation (depreciation) on investments	94,208,271	(5,370,465)	(246,482,320)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	24,537,375	(19,912,502)	18,603,521
Net change in unrealized gain (loss) on foreign currency translation	17,505,365	(11,084,910)	22,235,798
Net change in unrealized appreciation (depreciation)	136,251,011	(36,367,877)	(205,643,001)
Total net realized and unrealized gain (loss)	(22,097,730)	(30,603,782)	(155,553,280)
Net increase (decrease) in Members' equity resulting from operations	$193,668,872	$214,128,144	$63,666,975
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity

	For the Year Ended December 31,
	2024	2023	2022
Operations
Net investment income	$215,766,602	$244,731,926	$219,220,255
Net realized gain (loss) on investments, foreign currency forward contracts and foreign currency transactions	(158,348,741)	5,764,095	50,089,721
Net change in unrealized appreciation (depreciation) on investments, foreign currency forward contracts and foreign currency translation	136,251,011	(36,367,877)	(205,643,001)
Net increase (decrease) in Members' equity resulting from operations	193,668,872	214,128,144	63,666,975

Distributions to shareholders from
Net investment income	(232,000,000)	(250,000,000)	(227,000,000)
Net decrease in Members' equity resulting from shareholders' distributions	(232,000,000)	(250,000,000)	(227,000,000)

Issuance of units	—	—	200,000,000
Net increase in Members' equity	—	—	200,000,000
Total increase (decrease) in Members' equity	(38,331,128)	(35,871,856)	36,666,975
Members' equity at beginning of year	1,596,430,558	1,632,302,414	1,595,635,439
Members' equity at end of year	$1,558,099,430	$1,596,430,558	$1,632,302,414
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024	2023	2022
Operating Activities:
Net increase (decrease) in net assets resulting from operations	$193,668,872	$214,128,144	$63,666,975
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(1,162,182,594)	(634,538,919)	(1,217,947,096)
Payment-in-kind interest capitalized	(22,290,782)	(11,239,073)	(11,558,237)
Proceeds from sales of investments	1,313,892,995	725,921,542	708,177,971
Proceeds from principal payments	—	7,181,875	2,150,062
Net realized (gains) losses on investments	163,530,019	8,563,462	(21,168,580)
Net change in unrealized (appreciation) depreciation on investments	(94,208,271)	5,370,465	246,482,320
Net change in unrealized (appreciation) depreciation on foreign currency forward contracts	(24,537,375)	19,912,502	(18,603,521)
Net change in unrealized (gain) loss on foreign currency translation	(19,169,096)	11,021,415	(22,217,419)
Amortization of premium/discount - net	(9,965,572)	(9,225,649)	(9,007,554)
Amortization of deferred financing costs	4,026,677	3,847,446	1,243,085
Decrease (increase) in receivable for investments sold and repaid	5,314,199	(11,129,618)	(667,822)
Decrease (increase) in interest receivable	3,129,056	(13,696,419)	(10,829,677)
Decrease (increase) in prepaid expenses and other assets	(38,195,589)	—	—
Increase (decrease) in payable for investments purchased	(22,859,179)	28,210,961	(382,257,882)
Increase (decrease) in interest payable	(2,396,459)	4,976,390	6,734,151
Increase (decrease) in administrative services expense payable	65,459	(150,558)	276,607
Increase (decrease) in other accrued expenses and liabilities	1,879,916	(344,537)	(1,340,917)
Net cash provided by (used in) operating activities	289,702,276	348,809,429	(666,867,534)

Financing Activities:
Contributions	—	—	200,000,000
Distributions paid	(230,000,000)	(252,000,000)	(214,500,000)
Deferred financing costs paid	(3,895,368)	(3,088,941)	(3,304,238)
Borrowing under revolving credit facilities	772,735,830	281,302,213	665,123,090
Repayments of revolving credit facilities	(766,311,790)	(366,683,400)	(170,939,593)
Net cash provided by (used in) financing activities	(227,471,328)	(340,470,128)	476,379,259
Effect of exchange rate changes on cash	—	—	1,097,457
Net increase (decrease) in cash	62,230,948	8,339,301	(189,390,818)
Cash and cash denominated in foreign currency, beginning of year	184,617,710	176,278,409	365,669,227
Cash and cash denominated in foreign currency, end of year (1)	$246,848,658	$184,617,710	$176,278,409

Supplemental disclosure:
Cash paid for interest	$119,241,170	$114,666,935	$61,581,065
Local and excise taxes paid	$663,696	$424,407	$—
_______________
(1)As of December 31, 2024, 2023 and 2022, balance includes cash of $204,733,295, $171,010,458 and $106,070,686, respectively, and cash denominated in foreign currency of $42,115,363, $13,607,252 and $70,207,723, respectively.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Senior Secured Loans—First Lien—160.8%
48Forty Solutions LLC	(e)(m)	Commercial & Professional Services	2.0%, SF+410 PIK (SF+410 Max PIK)	1.0%	11/30/29		$18,496,269	$18,412,542	$15,748,834
Accuride Corp	(e)(h)(i)	Capital Goods	SF+1,000 PIK (SF+1,000 Max PIK)	2.0%	4/19/25		6,048,077	5,798,871	6,048,077
Accuride Corp	(e)(h)(i)	Capital Goods	SF+1,000, 0.0% PIK (10.0% Max PIK)	2.0%	4/19/25		1,685,462	1,433,431	1,685,462
Accuride Corp	(e)(g)(h)(i)(n)	Capital Goods	SF+100, 5.9% PIK (5.9% Max PIK)	1.0%	5/18/26		18,098,649	18,078,069	4,977,129
Accuride Corp	(e)(f)	Capital Goods	SF+1,000, 0.0% PIK (10.0% Max PIK)	2.0%	4/19/25		842,731	842,731	842,731
Advania Sverige AB	(e)(h)(i)(m)	Software & Services	SA+550	0.0%	6/2/31		£52,793,589	66,825,930	66,094,127
Advania Sverige AB	(e)(m)	Software & Services	SR+550	0.0%	6/2/31	SEK	123,389,317	11,414,103	11,152,476
Affordable Care Inc	(e)(h)(m)	Health Care Equipment & Services	SF+550, 0.0% PIK (3.3% Max PIK)	0.8%	8/2/28		75,545,190	75,271,152	75,439,440
Alacrity Solutions Group LLC	(e)(g)(i)(m)(n)	Insurance	SF+525	0.8%	12/22/28		31,332,037	30,873,600	22,289,656
Alera Group Intermediate Holdings Inc	(e)(j)(m)	Insurance	SF+525	0.8%	10/2/28		31,604,509	31,316,947	31,604,509
American Vision Partners	(e)(j)(m)	Health Care Equipment & Services	SF+600	0.8%	9/30/27		39,392,333	38,862,993	39,136,283
Amerivet Partners Management Inc	(e)(h)	Health Care Equipment & Services	SF+525	0.8%	2/25/28		17,611,584	17,191,949	17,611,584
Apex Group Limited	(h)	Financial Services	SF+375	0.5%	7/27/28		4,095,495	4,095,495	4,139,010
Apex Group Limited	(h)	Financial Services	E+400	0.0%	7/27/28		€3,600,000	4,087,747	3,740,935
Arcfield Acquisition Corp	(e)(i)(j)(m)	Capital Goods	SF+500	0.5%	10/28/31		$53,313,899	53,313,899	53,608,225
Arcos LLC/VA	(e)(h)(i)	Software & Services	SF+300, 3.3% PIK (3.3% Max PIK)	1.0%	4/20/28		23,219,340	23,107,498	21,435,858
Ardonagh Group Ltd/The	(e)(h)(i)(j)	Insurance	SF+475	0.5%	2/17/31		23,890,391	23,549,907	24,129,295
Area Wide Protective Inc	(e)(j)	Commercial & Professional Services	SF+475	1.0%	12/23/30		4,081,672	4,049,711	4,076,887
Arrotex Australia Group Pty Ltd	(e)(h)(i)	Pharmaceuticals, Biotechnology & Life Sciences	B+675	1.0%	6/30/28	A$	70,822,383	44,763,382	44,156,805
Arrotex Australia Group Pty Ltd	(e)(m)	Pharmaceuticals, Biotechnology & Life Sciences	B+575	0.5%	6/30/28		8,627,888	5,845,000	5,225,418
BGB Group LLC	(e)(h)(m)	Media & Entertainment	SF+525	1.0%	8/16/27		$53,251,063	53,007,148	52,677,000
Bloom Fresh International Limited	(e)(h)(i)	Food, Beverage & Tobacco	SF+525	0.5%	8/9/30		33,038,301	32,429,542	33,368,684
Cadence Education LLC	(e)(h)(i)(j)(m)(o)	Consumer Services	SF+500	0.8%	5/1/31		55,091,626	54,832,695	55,141,995
CFC Underwriting Ltd	(e)(h)(i)	Insurance	SF+495, 0.0% PIK (2.5% Max PIK)	0.5%	5/16/29		39,458,838	39,217,515	39,458,838
Cision Ltd		Software & Services	SF+375	0.0%	1/29/27		3,737,190	3,502,054	2,226,281
Civica Group Ltd	(e)(j)(m)	Software & Services	SA+525, 0.0% PIK (2.1% Max PIK)	0.0%	8/30/30		£17,680,771	22,329,929	22,135,440
Civica Group Ltd	(e)(m)	Software & Services	BW+525, 0.0% PIK (2.1% Max PIK)	0.0%	8/30/30	A$	978,645	639,398	605,733
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Clarience Technologies LLC	(e)(i)(j)	Capital Goods	SF+575, 0.0% PIK (2.5% Max PIK)	0.8%	2/13/31		$40,196,250	$39,831,513	$40,598,213
ClubCorp Club Operations Inc	(i)(j)	Consumer Services	SF+500	0.0%	9/18/26		24,194,800	23,427,800	24,298,233
Consilium Safety Group AB	(e)(i)	Capital Goods	E+600, 0.0% PIK (0.0% Max PIK)	0.0%	4/7/31		€8,500,000	9,383,122	8,779,017
Consilium Safety Group AB	(e)(j)	Capital Goods	SF+600, 0.0% PIK (0.0% Max PIK)	0.0%	4/7/31		$16,261,179	16,083,336	16,213,704
Creation Technologies Inc	(j)	Technology Hardware & Equipment	SF+550	0.5%	10/5/28		2,234,553	2,065,716	2,198,242
CSafe Global	(e)(h)	Transportation	SF+575	0.8%	12/14/28		32,157,000	32,116,500	32,478,570
Cubic Corp	(h)	Software & Services	SF+425	0.8%	5/25/28		8,887,071	8,912,189	6,014,325
Dechra Pharmaceuticals Ltd	(e)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E+625, 0.0% PIK (3.3% Max PIK)	0.0%	1/24/31		€13,810,428	15,311,955	14,448,583
Dechra Pharmaceuticals Ltd	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+625, 0.0% PIK (3.3% Max PIK)	0.8%	1/24/31		$15,229,310	15,125,846	15,381,603
DOC Generici Srl	(e)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E+550	0.0%	10/27/28		€11,563,237	12,523,285	12,037,664
DuBois Chemicals Inc	(e)(h)(i)(j)(m)	Materials	SF+450	0.8%	6/13/31		$44,000,000	44,034,329	44,107,470
Envirotainer Ltd	(e)(h)	Transportation	E+575, 0.0% PIK (3.0% Max PIK)	0.0%	7/30/29		€14,851,248	14,026,762	15,371,783
Envirotainer Ltd	(e)(h)	Transportation	SF+575, 0.0% PIK (3.0% Max PIK)	0.8%	7/30/29		$7,557,582	7,444,043	7,557,582
Excelitas Technologies Corp	(e)(j)	Technology Hardware & Equipment	E+525	0.0%	8/12/29		€3,970,723	4,150,784	4,117,669
Excelitas Technologies Corp	(e)(i)(j)	Technology Hardware & Equipment	SF+525	0.8%	8/12/29		$21,265,954	21,099,550	21,306,173
Follett Software Co	(e)(h)	Software & Services	SF+500	0.8%	8/31/28		36,765,000	36,532,224	37,113,283
Foundation Consumer Brands LLC	(e)(i)	Pharmaceuticals, Biotechnology & Life Sciences	SF+625	1.0%	2/12/29		7,400,635	7,400,635	7,400,635
Galaxy Universal LLC	(e)(h)	Consumer Durables & Apparel	SF+550	1.0%	11/30/26		7,578,635	7,578,635	7,550,215
Galway Partners Holdings LLC	(e)(j)(m)	Insurance	SF+450, 0.0% PIK (1.0% Max PIK)	0.8%	9/29/28		32,512,800	32,071,071	32,512,800
General Datatech LP	(e)(h)(i)	Software & Services	SF+625	1.0%	6/18/27		34,330,074	33,501,611	34,206,768
Gigamon Inc	(e)(i)(j)	Software & Services	SF+575	1.0%	3/9/29		35,806,348	35,500,923	34,808,079
Heniff Transportation Systems LLC	(e)(i)(j)	Transportation	SF+575	1.0%	12/3/26		32,231,837	31,993,021	32,231,837
Higginbotham Insurance Agency Inc	(e)(h)(j)(m)	Insurance	SF+450	1.0%	11/24/28		67,430,484	67,645,620	66,924,755
HKA	(e)(i)	Commercial & Professional Services	SF+575, 0.0% PIK (1.8% Max PIK)	0.5%	8/9/29		1,108,280	1,100,633	1,103,578
Industria Chimica Emiliana Srl	(e)(i)(j)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E+475, 2.5% PIK (2.5% Max PIK)	0.0%	9/27/26		€113,856,600	126,381,336	110,776,423
iNova Pharmaceuticals (Australia) Pty Limited	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	B+475, 0.0% PIK (1.8% Max PIK)	0.5%	11/15/31	A$	33,822,105	21,639,648	20,704,761
Insight Global LLC	(e)(h)(m)	Commercial & Professional Services	SF+500	0.8%	9/22/28		$62,580,802	62,037,198	62,580,802
Integrated Power Services LLC	(e)(j)	Commercial & Professional Services	SF+450	0.8%	11/22/28		61,268,539	61,063,695	60,962,196
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Integrated Power Services LLC	(e)(f)	Commercial & Professional Services	SF+450	0.8%	11/22/28		$28,767,383	$28,695,465	$28,623,546
Integrity Marketing Group LLC	(e)(h)(j)	Insurance	SF+500	0.8%	8/25/28		68,594,338	68,134,609	68,594,338
Integrity Marketing Group LLC	(e)(f)	Insurance	SF+500	0.8%	8/28/28		1,642,540	1,642,540	1,642,540
Integrity Marketing Group LLC	(e)(f)	Insurance	SF+500	0.8%	8/28/28		11,130,558	11,074,906	11,130,558
KBP Investments LLC	(e)(h)	Consumer Staples Distribution & Retail	SF+550, 0.0% PIK (0.0% Max PIK)	0.8%	5/26/27		23,567,453	23,488,685	22,979,940
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF+540 PIK (SF+540 Max PIK)	1.0%	11/6/28		15,936,670	15,627,152	15,936,670
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF+810 PIK (SF+810 Max PIK)	1.0%	11/6/28		7,100,602	6,910,365	6,931,213
Kellermeyer Bergensons Services LLC	(e)(f)	Commercial & Professional Services	SF+540 PIK (SF+540 Max PIK)	1.0%	11/6/28		436,638	436,638	436,638
Laboratoires Vivacy SAS	(e)(h)(o)	Pharmaceuticals, Biotechnology & Life Sciences	E+670, 0.0% PIK (2.4% Max PIK)	0.0%	3/20/30		€7,868,350	8,326,106	7,811,324
Lakeview Farms Inc	(e)(i)	Food, Beverage & Tobacco	SF+575	1.0%	6/10/27		$22,768,387	22,551,459	22,768,387
Lexitas Inc	(e)(h)	Commercial & Professional Services	SF+625	1.0%	5/18/29		32,946,783	32,850,276	33,276,251
Lionbridge Technologies Inc	(e)(h)(i)	Media & Entertainment	SF+700	1.0%	12/29/25		20,842,105	20,713,689	20,842,105
Lloyd's Register Quality Assurance Ltd	(e)(h)(m)	Commercial & Professional Services	E+600, 0.0% PIK (3.0% Max PIK)	0.0%	12/2/28		€44,315,170	49,139,472	46,073,878
MAI Capital Management LLC	(e)(j)	Financial Services	SF+475, 0.0% PIK (2.4% Max PIK)	0.8%	8/29/31		$11,387,246	11,330,310	11,363,089
MB2 Dental Solutions LLC	(e)(h)	Health Care Equipment & Services	SF+550	0.8%	2/13/31		31,760,000	31,470,788	32,047,219
Med-Metrix	(e)(m)	Software & Services	SF+500	1.0%	9/15/27		11,639,098	11,628,260	11,790,406
Misys Ltd	(e)(j)	Software & Services	SF+725	1.0%	9/13/29		14,692,623	14,434,854	14,986,475
New Era Technology Inc	(e)(h)(i)(j)	Software & Services	SF+625	1.0%	10/31/26		32,854,457	32,467,466	32,197,100
Nordic Climate Group Holding AB	(e)(m)	Commercial & Professional Services	E+575	0.0%	6/10/31		€10,500,000	11,377,592	10,735,029
NovaTaste Austria GmbH	(e)(i)	Food, Beverage & Tobacco	E+525	0.0%	4/5/30		14,883,810	16,065,606	15,263,216
NovaTaste Austria GmbH	(e)	Food, Beverage & Tobacco	E+550	0.0%	4/5/30		16,085,206	16,697,750	16,495,238
OEConnection LLC	(e)(h)(i)	Software & Services	SF+500, 0.0% PIK (0.0% Max PIK)	0.8%	4/22/31		$49,750,000	49,520,062	49,264,752
One Call Care Management Inc	(h)	Health Care Equipment & Services	SF+550	0.8%	4/22/27		4,825,000	4,849,702	4,680,250
Pantherx Specialty LLC	(e)(i)	Pharmaceuticals, Biotechnology & Life Sciences	SF+550	0.5%	7/16/29		15,595,485	14,787,043	15,595,485
Peraton Corp	(i)	Capital Goods	SF+375	0.8%	2/1/28		8,565,270	8,306,547	7,991,568
Performance Health Holdings Inc	(e)(j)	Health Care Equipment & Services	SF+575	1.0%	7/12/27		15,100,000	15,066,450	15,100,000
Plaskolite, LLC	(j)	Materials	SF+400	0.8%	12/15/25		1,103,098	1,077,930	1,071,384
Pretium Packaging LLC	(i)	Materials	SF+230, 2.3% PIK (2.3% Max PIK)	1.0%	10/2/28		1,513,361	1,513,361	1,210,212
Pretium Packaging LLC	(l)	Materials	SF+250, 2.5% PIK (2.5% Max PIK)	1.0%	10/2/28		1,268,334	1,233,418	1,311,146
Project Marron	(e)(i)(j)	Consumer Services	B+625	0.5%	1/31/29	A$	37,107,840	25,409,815	22,500,710
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Project Marron	(e)(h)(i)	Consumer Services	C+625	0.5%	1/31/29	C$	46,586,541	$34,162,573	$31,724,812
PSKW LLC (dba ConnectiveRx)	(e)(i)(j)	Health Care Equipment & Services	SF+550	1.0%	3/9/28		$20,930,829	20,930,829	20,930,829
Reliant Rehab Hospital Cincinnati LLC	(e)	Health Care Equipment & Services	SF+625	0.0%	2/28/26		14,104,006	13,679,814	13,819,691
Reliant Rehab Hospital Cincinnati LLC	(e)(g)(n)	Health Care Equipment & Services	SF+625, 0.0% PIK (8.3% Max PIK)	0.0%	2/28/26		15,778,840	13,489,264	4,996,317
Reliant Rehab Hospital Cincinnati LLC	(e)(f)	Health Care Equipment & Services	SF+625	0.0%	2/28/26		649,703	649,703	636,606
Revere Superior Holdings Inc	(e)(j)	Software & Services	SF+500	1.0%	10/1/29		19,309,920	19,337,544	19,259,714
RSC Insurance Brokerage Inc	(e)(j)	Insurance	SF+475	0.8%	11/1/29		18,418,218	18,404,653	18,568,663
Safe-Guard Products International LLC	(e)(h)(i)(j)	Financial Services	SF+475	0.8%	4/3/30		69,452,748	69,726,612	69,938,917
SAMBA Safety Inc	(e)(h)(i)	Software & Services	SF+525	1.0%	9/1/27		18,371,133	18,267,767	18,371,133
SI Group Inc		Materials	SF+475, 0.8% PIK (0.8% Max PIK)	0.0%	10/16/28		1,415,454	1,381,552	1,027,620
SIRVA Worldwide Inc	(e)	Commercial & Professional Services	SF+800	2.0%	2/20/29		1,632,345	1,581,729	1,632,345
SIRVA Worldwide Inc	(e)(h)(l)	Commercial & Professional Services	SF+800	2.0%	2/20/29		3,942,207	3,886,932	3,942,207
SIRVA Worldwide Inc	(e)(h)	Commercial & Professional Services	SF+300, 5.0% PIK (5.0% Max PIK)	2.0%	8/20/29		5,100,004	4,846,527	5,100,004
SIRVA Worldwide Inc	(e)(f)	Commercial & Professional Services	SF+800	2.0%	2/20/29		949,038	949,038	949,038
SitusAMC Holdings Corp	(e)(i)(m)	Real Estate Management & Development	SF+550	1.0%	12/22/27		20,946,979	20,731,823	21,115,485
Source Code LLC	(e)(m)	Software & Services	SF+650	1.0%	6/30/27		9,922,126	9,922,126	9,922,126
Spins LLC	(e)(m)	Software & Services	SF+550	1.0%	1/20/27		10,020,205	10,020,205	10,020,205
STV Group Inc	(e)(i)(j)(m)	Capital Goods	SF+500	0.8%	3/20/31		31,245,371	31,364,103	31,441,064
Summit Interconnect Inc	(e)(m)	Capital Goods	SF+600	1.0%	9/22/28		19,126,582	18,958,918	17,432,402
Time Manufacturing Co	(e)(h)	Capital Goods	E+650	0.8%	12/1/27		€29,219,845	32,602,288	27,486,155
Trescal SA	(e)(h)	Commercial & Professional Services	E+550	0.0%	4/29/30		7,898,516	8,505,824	8,287,361
Trescal SA	(e)(h)	Commercial & Professional Services	SF+550	0.5%	4/29/30		$8,634,207	8,592,141	8,752,496
Ultra Electronics Holdings Ltd	(j)(o)	Capital Goods	E+375	0.0%	8/6/29		€1,378,000	1,468,931	1,404,904
Version1 Software Ltd	(e)(j)	Software & Services	E+515, 0.0% PIK (1.5% Max PIK)	0.0%	7/11/29		2,477,331	2,561,074	2,569,768
Version1 Software Ltd	(e)(j)	Software & Services	E+515, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		2,359,358	2,626,428	2,447,394
Version1 Software Ltd	(e)(j)	Software & Services	SA+515, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		£4,032,564	4,713,806	5,059,810
Version1 Software Ltd	(e)(f)	Software & Services	E+515, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		€4	4	4
Vytalogy Wellness LLC (fka Jarrow Formulas Inc)	(e)(i)(m)	Household & Personal Products	SF+625	1.0%	11/30/26		$33,234,279	32,711,179	32,493,155
Wealth Enhancement Group LLC	(e)(j)	Financial Services	SF+500	1.0%	10/4/28		9,027,823	9,039,597	9,087,964
West Corp	(h)	Commercial & Professional Services	SF+400	1.0%	4/10/27		3,851,697	3,821,343	2,860,366
Wittur Holding GmbH	(e)(l)	Capital Goods	0.1%, 5.9% PIK (5.9% Max PIK)		12/29/28		€57,455,542	61,581,784	57,877,794
Woolpert Inc	(e)(h)(i)	Capital Goods	SF+500	1.0%	4/5/30		$51,935,595	51,723,822	52,621,123
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Worldwise Inc	(e)	Household & Personal Products	SF+400 PIK (SF+400 Max PIK)	2.0%	3/29/30	$19,887,712	$19,887,712	$19,887,712
Worldwise Inc	(e)(f)	Household & Personal Products	SF+500 PIK (SF+500 Max PIK)	2.0%	3/29/32	1,158,877	1,158,877	1,158,877
Zellis Holdings Ltd	(e)(i)(m)	Software & Services	SA+500, 0.0% PIK (5.0% Max PIK)	0.0%	8/13/31	£28,232,194	37,022,976	34,813,719
Total Senior Secured Loans—First Lien							2,622,214,032	2,550,830,122
Unfunded Loan Commitments							(45,577,473)	(45,577,473)
Net Senior Secured Loans—First Lien							2,576,636,559	2,505,252,649

Senior Secured Loans—Second Lien—4.3%
Cubic Corp	(e)(j)	Software & Services	SF+763	0.8%	5/25/29	$10,000,000	9,768,129	7,668,368
NEP Broadcasting LLC	(h)	Media & Entertainment	SF+700	0.0%	10/19/26	6,847,253	6,791,846	5,573,150
Peraton Corp	(e)(h)	Capital Goods	SF+775	0.8%	2/1/29	21,399,977	21,267,612	20,469,078
Pretium Packaging LLC	(e)	Materials	SF+675	0.5%	10/1/29	39,900,250	39,778,515	22,743,143
Valeo Foods Group Ltd	(e)(h)	Food, Beverage & Tobacco	SA+800	0.0%	10/1/30	£9,289,917	11,912,329	11,054,378
Total Senior Secured Loans—Second Lien							89,518,431	67,508,117

Other Senior Secured Debt—1.6%
One Call Care Management Inc	(e)	Health Care Equipment & Services	8.5% PIK (8.5% Max PIK)		11/1/28	$30,210,553	29,792,558	25,080,801
Total Other Senior Secured Debt							29,792,558	25,080,801

Subordinated Debt—4.2%
Encora Digital LLC	(e)(o)	Commercial & Professional Services	9.8% PIK (9.8% Max PIK)		12/20/29	28,830,441	28,060,669	28,125,221
Ultra Electronics Holdings Ltd	(e)(o)	Capital Goods	SF+900 PIK (SF+900 Max PIK)	0.5%	1/31/31	38,000,000	36,960,129	37,543,775
Total Subordinated Debt							65,020,798	65,668,996

Asset Based Finance—25.4%
Abacus JV, ABF Equity	(e)(n)	Insurance				22,808,895	23,372,275	15,706,205
Altavair AirFinance, ABF Equity	(e)	Capital Goods				31,634,366	37,233,649	33,373,402
Callodine Commercial Finance LLC, 2L Term Loan A	(e)(h)(o)	Financial Services	SF+900	1.0%	11/3/25	$22,096,774	22,249,242	22,096,774
Global Lending Services LLC, ABF Equity	(e)(l)	Financial Services				365,303	365,303	735,111
Global Lending Services LLC, ABF Equity	(e)	Financial Services				9,790,901	12,868,181	9,406,021
Home Partners JV 2, ABF Equity	(e)(n)(o)	Equity Real Estate Investment Trusts (REITs)				4,471,509	4,154,926	3,805,809
Home Partners JV 2, ABF Equity	(e)(n)(o)	Equity Real Estate Investment Trusts (REITs)				168,710	166,601	153,703
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Home Partners JV 2, Structured Mezzanine	(e)(o)	Equity Real Estate Investment Trusts (REITs)	11.0% PIK (11.0% Max PIK)		3/20/30	$12,759,337	$12,759,337	$12,759,337
Kilter Finance, Preferred Stock	(e)	Insurance	12.0%			$20,177,189	20,177,189	20,177,189
KKR Chord IP Aggregator LP, Partnership Interest	(e)	Media & Entertainment				7,871	3,966	31,754
KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	(e)(l)	Capital Goods				2,406,305	2,994,166	5,971,990
My Community Homes PropCo 2, ABF Equity	(e)(n)	Equity Real Estate Investment Trusts (REITs)				8,352,273	8,352,273	6,417,686
My Community Homes PropCo 2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	7.5% PIK (7.5% Max PIK)		3/15/34	$26,519,954	26,519,954	26,519,954
NewStar Clarendon 2014-1A Class D	(e)(j)(l)	Financial Services			1/25/27	30,040,000	1,605,180	7,005,193
Opendoor Labs Inc, Structured Mezzanine	(e)(h)(o)	Real Estate Management & Development	10.0%		4/1/26	$14,214,957	13,833,608	14,013,123
Pretium Partners LLC P1, Structured Mezzanine	(e)(h)	Equity Real Estate Investment Trusts (REITs)	2.8%, 5.3% PIK (5.3% Max PIK)		10/22/26	$32,837,228	31,318,949	32,837,228
Pretium Partners LLC P2, ABF Equity	(e)	Equity Real Estate Investment Trusts (REITs)				16,772,368	16,165,208	18,516,174
Pretium Partners LLC P2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	11.0%		12/16/29	$33,544,735	32,936,904	32,873,841
Progress Residential 2024-SFR4 Trust, Structured Mezzanine		Real Estate Management & Development	3.4%		7/17/41	$6,250,000	4,928,830	5,001,213
Roemanu LLC (FKA Toorak Capital Partners LLC), ABF Equity	(e)	Financial Services				40,000,000	50,156,000	43,289,960
Rosemawr Management LLC, Structured Mezzanine	(e)	Utilities	7.3%		8/15/54	$2,091,000	1,887,374	1,880,835
Rosemawr Management LLC, Term Loan	(e)	Utilities	5.0%		8/15/54	$3,526,000	3,168,321	3,170,975
Saluda Grade Alternative Mortgage Trust 2022-BC2, Structured Mezzanine	(e)	Real Estate Management & Development	8.0%		7/25/30	$5,002,647	4,966,640	4,994,252
Saluda Grade Alternative Mortgage Trust 2022-BC2, Term Loan	(e)	Real Estate Management & Development	7.3%		7/25/30	$30,015,889	29,768,122	30,073,256
Star Mountain Strategic Credit Income Fund IV LP, ABF Equity	(e)	Financial Services				47,000,000	47,000,000	44,086,000
Total Asset Based Finance							408,952,198	394,896,985

Equity/Other—15.2%
48Forty Solutions LLC, Common Stock	(e)(m)(n)	Commercial & Professional Services				2,512	—	—
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	(e)(k)(n)	Energy				13,556	3,592,223	3,833,173
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Trade Claim	(e)(k)(n)	Energy				1,151,785	28,824,172	32,569,600
athenahealth Inc, Preferred Stock	(e)	Health Care Equipment & Services	10.8% PIK (10.8% Max PIK)			66,180,438	64,027,366	67,531,455
Belk Inc, Common Stock	(e)(l)(n)	Consumer Discretionary Distribution & Retail				45,597	762,596	1,178,649
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Darwin Investment SCA	(l)(n)	Health Care Equipment & Services				24,234,907	$—	$—
Kellermeyer Bergensons Services LLC, Common Stock	(e)(n)	Commercial & Professional Services				2,074,030	—	—
Kellermeyer Bergensons Services LLC, Preferred Stock	(e)(n)	Commercial & Professional Services				2,074,030	3,816,215	1,195,826
Misys Ltd, Preferred Stock	(e)	Software & Services	L+1,225 PIK (L+1,225 Max PIK)	0.0%		35,095,149	34,615,449	32,284,839
One Call Care Management Inc, Common Stock	(e)(n)	Health Care Equipment & Services				34,873	2,220,193	1,943,503
One Call Care Management Inc, Preferred Stock A	(e)(n)	Health Care Equipment & Services				371,993	23,682,302	20,730,883
One Call Care Management Inc, Preferred Stock B	(e)	Health Care Equipment & Services	9.0% PIK (9.0% Max PIK)		10/25/29	11,672,135	12,453,382	12,173,507
Pure Gym Ltd, Private Equity	(e)(n)	Consumer Services				30,218,000	39,390,642	50,077,390
SIRVA Worldwide Inc, Class A Common Stock	(e)(h)(n)	Commercial & Professional Services				9,809	98,092	3,325
SIRVA Worldwide Inc, Class A Preferred Equity	(e)(h)	Commercial & Professional Services	15.3% PIK (15.3% Max PIK)		8/20/30	2,254	1,803,541	520,931
SIRVA Worldwide Inc, Class B Common Stock	(e)(h)(i)(n)	Commercial & Professional Services				287,006	2,870,061	97,278
SIRVA Worldwide Inc, Class B Preferred Equity	(e)(h)(i)	Commercial & Professional Services	15.3% PIK (15.3% Max PIK)		8/20/30	2,572	2,057,414	594,258
Wittur Holding GmbH, Common Stock	(e)(l)(n)	Capital Goods				12,426	8,546,754	11,673,372
Worldwise Inc, Common Stock	(e)(n)	Household & Personal Products				10,143	664,835	725,089
Yak Access LLC, Common Stock	(l)(n)	Capital Goods				1,256	974	2,042
Total Equity/Other							229,426,211	237,135,120
TOTAL INVESTMENTS—211.5%							$3,399,346,755	$3,295,542,668

Derivative Instruments—1.1%
Foreign currency forward contracts								$16,505,918
___________
(a)Security may be an obligation of one or more entities affiliated with the named company.
(b)Certain variable rate securities in the Company’s portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. As of December 31, 2024, the three-month London Interbank Offered Rate, or LIBOR or “L”, was 4.85%, the Euro Interbank Offered Rate, or EURIBOR or “E”, was 2.71%, Canadian Dollar Offer Rate, or CDOR or “C”, was 4.97%, the Bank Bill Swap Bid Rate, or BBSY or “B”, was 4.47%, the Stockholm Interbank Offered Rate, or STIBOR or “SR”, was 2.54%, the Sterling Overnight Index Average, or
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

SONIA or “SA”, was 4.62%, the Secured Overnight Financing Rate, or SOFR or “SF”, was 4.31%, and the Australian Bank Bill Swap Rate, or BBSW or “BW”, was 4.42%. PIK means paid-in-kind. PIK income accruals may be adjusted based on the performance of the underlying investment.
(c)Denominated in U.S. dollars unless otherwise noted.
(d)Fair value is determined in accordance with the Company’s valuation process.
(e)Investments classified as Level 3.
(f)Security is an unfunded commitment. The stated rate reflects the spread disclosed at the time of commitment and may not indicate the actual rate received upon funding.
(g)Asset is on non-accrual status.
(h)Security or portion thereof held within Big Cedar Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(i)Security or portion thereof held within Chestnut Street Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Citibank, N.A.
(j)Security or portion thereof held within Green Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs Bank.
(k)Security or portion thereof held within IC II American Energy Investment, Inc., a wholly-owned subsidiary of the company.
(l)Security or portion thereof held within Jersey City Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(m)Security or portion thereof held within Magnolia Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Morgan Stanley.
(n)Security is non-income producing.
(o)Position or portion thereof unsettled as of December 31, 2024.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Senior Secured Loans—First Lien—162.4%
48Forty Solutions LLC	(e)(o)	Commercial & Professional Services	SF+600	1.0%	11/30/26		$19,158,250	$19,029,593	$18,173,942
Accuride Corp	(h)(j)	Capital Goods	SF+525, 1.6% PIK (1.6% Max PIK)	1.0%	5/18/26	17,535,491		17,506,864	14,554,458
Advania Sverige AB	(e)(o)	Software & Services	SR+610, 0.0% PIK (3.3% Max PIK)	0.0%	4/28/28	SEK	587,977,850	66,857,616	57,347,270
Advania Sverige AB	(e)(o)	Software & Services	R+610, 0.0% PIK (3.3% Max PIK)	0.0%	4/28/28	ISK	1,644,903,680	12,884,271	11,902,390
Affordable Care Inc	(e)(h)(o)	Health Care Equipment & Services	SF+550	0.8%	8/2/28		$75,939,767	75,611,593	75,211,811
Alacrity Solutions Group LLC	(e)(j)(o)	Insurance	SF+525	0.8%	12/22/28	31,571,823		30,996,766	31,205,922
Alera Group Intermediate Holdings Inc	(e)(k)(o)	Insurance	SF+600	0.8%	10/2/28	31,931,171		31,583,701	31,931,171
Alstom SA	(g)(p)	Transportation	SF+550, 4.5% PIK (4.5% Max PIK)	1.0%	8/29/24	6,451,680		5,362,108	2,526,898
American Vision Partners	(e)(k)(o)	Health Care Equipment & Services	SF+600	0.8%	9/30/27	39,799,489		39,074,071	38,307,008
Amerivet Partners Management Inc	(e)(h)	Health Care Equipment & Services	SF+550	0.8%	2/25/28	17,792,680		17,253,562	17,639,753
Ammeraal Beltech Holding BV	(h)(k)	Capital Goods	E+375	0.0%	7/30/25		€1,121,536	1,174,787	1,234,273
Apex Group Limited	(h)	Financial Services	SF+375	0.5%	7/27/28		$4,137,826	4,141,917	4,127,481
Apex Group Limited	(h)	Financial Services	E+400	0.0%	7/27/28		€1,600,000	1,854,991	1,750,090
Arcfield Acquisition Corp	(e)(o)	Capital Goods	SF+625	0.8%	8/4/29		$7,998,750	7,942,025	8,005,965
Arcos LLC/VA	(e)(h)(j)	Software & Services	SF+300, 3.3% PIK (3.3% Max PIK)	1.0%	4/20/28	22,457,664		22,315,036	20,127,187
Ardonagh Group Ltd	(e)(h)	Insurance	SA+725	0.8%	7/14/26		£3,767,607	4,727,452	4,799,934
Ardonagh Group Ltd	(e)(h)	Insurance	E+725	1.0%	7/14/26		€480,155	551,276	528,433
Ardonagh Group Ltd	(e)(j)(k)(o)	Insurance	SF+600	0.8%	7/14/26		$54,787,266	54,387,494	53,552,103
Arrotex Australia Group Pty Ltd	(e)(h)(j)	Pharmaceuticals, Biotechnology & Life Sciences	B+675	1.0%	6/30/28	A$	70,822,383	44,497,254	47,809,180
athenahealth Inc	(k)	Health Care Equipment & Services	SF+325	0.5%	2/15/29		$7,037,119	6,388,402	7,016,007
Barbri Inc	(e)(h)	Consumer Services	SF+575	0.8%	4/28/28	46,761,312		46,775,342	45,472,140
Belk Inc		Consumer Discretionary Distribution & Retail	P+650	2.0%	7/31/25	636,703		634,988	579,400
Belk Inc	(g)(p)	Consumer Discretionary Distribution & Retail	5.0%, 8.0% PIK (8.0% Max PIK)		7/31/25	3,077,282		1,604,054	571,220
BGB Group LLC	(e)(h)(o)	Media & Entertainment	SF+575	1.0%	8/16/27	53,801,461		53,481,383	52,591,462
Bloom Fresh International Limited	(e)(h)(j)	Food, Beverage & Tobacco	SF+575	0.5%	8/9/30	33,038,301		32,413,877	32,425,386
Bugaboo International BV	(e)(h)	Consumer Durables & Apparel	E+700, 0.0% PIK (7.8% Max PIK)	0.0%	3/20/25		€34,984,429	41,094,180	38,694,539
CFC Underwriting Ltd	(e)(h)(j)	Insurance	SF+500, 0.0% PIK (2.8% Max PIK)	0.5%	5/16/29		$39,458,838	39,176,745	39,853,427
Cision Ltd		Software & Services	SF+375	0.0%	1/29/27	3,769,617		3,443,103	2,664,987
Clarience Technologies LLC	(e)(j)(k)	Capital Goods	SF+625	1.0%	12/14/26	40,604,843		39,792,746	40,604,843
ClubCorp Club Operations Inc	(j)(k)	Consumer Services	SF+500	0.0%	9/18/26	27,654,422		26,389,170	26,781,648
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Creation Technologies Inc	(k)	Technology Hardware & Equipment	SF+550	0.5%	10/5/28		$2,257,472	$2,056,798	$2,201,035
CSafe Global	(e)(h)(k)	Transportation	SF+625	1.0%	12/23/27		58,764,281	58,685,977	58,543,915
CSafe Global	(e)(h)	Transportation	SF+625	1.0%	8/13/28		17,106,250	17,106,250	17,020,719
Cubic Corp	(h)	Software & Services	SF+425	0.8%	5/25/28		8,979,165	9,010,428	8,386,361
Encora Digital LLC	(e)(k)(o)	Commercial & Professional Services	SF+508, 0.0% PIK (2.3% Max PIK)	0.8%	12/20/28		23,250,000	22,835,845	23,250,000
Envirotainer Ltd	(e)(h)	Transportation	E+575, 0.0% PIK (3.0% Max PIK)	0.0%	7/30/29		€14,851,248	13,944,669	16,066,554
Envirotainer Ltd	(e)(h)	Transportation	SF+575, 0.0% PIK (3.0% Max PIK)	0.8%	7/30/29		$7,557,582	7,427,212	7,392,099
Excelitas Technologies Corp	(e)(k)	Technology Hardware & Equipment	E+575	0.0%	8/12/29		€4,011,240	4,167,736	4,423,488
Excelitas Technologies Corp	(e)(j)(k)	Technology Hardware & Equipment	SF+575	0.8%	8/12/29		$25,909,180	25,666,127	25,832,412
Follett Software Co	(e)(h)	Software & Services	SF+575	0.8%	8/31/28		37,145,000	36,864,028	37,052,362
Foundation Consumer Brands LLC	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+625	1.0%	2/12/27		7,950,000	7,950,000	7,950,000
Galaxy Universal LLC	(e)(h)	Consumer Durables & Apparel	SF+550	1.0%	11/30/26		7,578,635	7,578,635	7,370,222
Galway Partners Holdings LLC	(e)(k)(o)	Insurance	SF+525, 0.0% PIK (1.3% Max PIK)	0.8%	9/29/28		36,514,925	35,911,754	36,167,865
General Datatech LP	(e)(h)(j)	Software & Services	SF+625	1.0%	6/18/27		36,291,792	35,041,160	35,449,400
Gigamon Inc	(e)(j)(k)	Software & Services	SF+575	1.0%	3/9/29		36,182,772	35,820,106	35,994,817
Greystone Equity Member Corp	(e)	Financial Services	SF+725	3.8%	4/1/26		30,226,700	30,103,666	30,226,700
HealthChannels LLC	(j)	Health Care Equipment & Services	SF+450	0.0%	4/3/25		15,243,683	15,198,306	10,794,433
Heniff Transportation Systems LLC	(e)(j)(k)	Transportation	SF+575	1.0%	12/3/26		32,575,034	32,203,131	32,575,034
Hermes UK Ltd	(e)(k)	Transportation	SA+650	0.0%	11/30/27		£14,668,920	19,599,006	17,921,996
Higginbotham Insurance Agency Inc	(e)(h)	Insurance	SF+550	1.0%	11/24/28		$37,240,000	37,530,705	36,867,600
Industria Chimica Emiliana Srl	(e)(j)(k)(o)	Pharmaceuticals, Biotechnology & Life Sciences	E+725	0.0%	9/27/26		€113,856,600	125,896,247	120,493,592
iNova Pharmaceuticals (Australia) Pty Limited	(e)(k)	Pharmaceuticals, Biotechnology & Life Sciences	B+650	0.8%	10/30/28	A$	34,218,189	22,470,790	23,175,050
Insight Global LLC	(e)(h)(o)	Commercial & Professional Services	SF+600	0.8%	9/22/28		$63,064,674	62,402,411	63,064,674
J S Held LLC	(e)(k)	Insurance	SF+550	1.0%	7/1/25		15,900,121	15,792,000	15,791,205
KBP Investments LLC	(e)(h)	Consumer Staples Distribution & Retail	SF+550, 1.0% PIK (1.0% Max PIK)	0.8%	5/26/27		23,734,732	23,629,893	22,473,629
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF+600	1.0%	11/7/26		13,099,137	12,710,353	13,099,137
Kellermeyer Bergensons Services LLC	(e)(g)(p)	Commercial & Professional Services	SF+100, 7.0% PIK (7.0% Max PIK)	0.8%	11/7/26		15,848,232	15,373,139	10,697,556
Lakefield Veterinary Group	(e)(o)	Health Care Equipment & Services	SF+550	0.8%	11/23/28		26,803,000	26,495,335	26,159,337
Lakeview Farms Inc	(e)(j)	Food, Beverage & Tobacco	SF+575	1.0%	6/10/27		15,370,912	15,305,808	15,310,890
Lakeview Farms Inc	(e)(j)	Food, Beverage & Tobacco	SF+575	1.0%	6/10/27		7,632,807	7,461,832	7,603,039
Lexitas Inc	(e)(h)	Commercial & Professional Services	SF+675	1.0%	5/18/29		33,285,568	33,173,589	33,798,166
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Lionbridge Technologies Inc	(e)(h)(j)	Media & Entertainment	SF+700	1.0%	12/29/25		$23,819,549	$23,541,820	$23,819,549
Lloyd's Register Quality Assurance Ltd	(e)(h)(o)	Consumer Services	E+600, 0.0% PIK (6.3% Max PIK)	0.0%	12/2/28		€44,315,170	48,953,525	47,799,504
MB2 Dental Solutions LLC	(e)(h)	Health Care Equipment & Services	SF+600	1.0%	1/29/27		$32,069,832	31,623,323	32,069,832
Med-Metrix	(e)(o)	Software & Services	SF+600	1.0%	9/15/27		11,759,398	11,744,969	11,759,398
Misys Ltd	(e)(k)	Software & Services	SF+725	1.0%	9/13/29		$14,803,650	14,507,577	14,507,577
Motion Recruitment Partners LLC	(e)(h)(j)	Commercial & Professional Services	SF+650	1.0%	12/22/25		29,339,991	29,032,044	28,520,044
New Era Technology Inc	(e)(h)(j)(k)	Software & Services	SF+625	1.0%	10/31/26		33,193,127	32,770,296	32,762,615
NovaTaste Austria GmbH	(e)(j)	Food, Beverage & Tobacco	E+700	0.0%	5/30/30		€10,925,000	11,823,220	11,755,661
Novotech Pty Ltd	(e)(k)(o)	Health Care Equipment & Services	SF+525	0.5%	1/13/28		$47,654,265	46,674,317	47,381,552
One Call Care Management Inc	(h)	Health Care Equipment & Services	SF+550	0.8%	4/22/27		4,875,000	4,908,140	4,227,039
Pantherx Specialty LLC	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+550	0.5%	7/16/29		15,754,622	14,811,831	15,754,622
Parts Town LLC	(e)(h)(k)(o)	Consumer Discretionary Distribution & Retail	SF+598	0.8%	11/1/28		48,935,823	47,949,584	48,790,555
Peraton Corp	(j)	Capital Goods	SF+375	0.8%	2/1/28		8,656,211	8,329,402	8,688,672
Performance Health Holdings Inc	(e)(k)	Health Care Equipment & Services	SF+575	1.0%	7/12/27		15,100,000	15,056,210	15,056,210
Plaskolite, LLC	(k)	Materials	SF+400	0.8%	12/15/25		1,114,559	1,067,445	1,068,583
Pretium Packaging LLC	(j)	Materials	SF+460, 0.0% PIK (2.3% Max PIK)	1.0%	10/2/28		1,491,063	1,491,063	1,174,212
Pretium Packaging LLC	(n)	Materials	SF+500, 0.0% PIK (2.5% Max PIK)	1.0%	10/2/28		1,235,268	1,190,130	1,213,657
Project Marron	(e)(j)(k)	Consumer Services	B+625	0.5%	7/2/25	A$	40,281,279	27,357,700	26,433,463
Project Marron	(e)(h)(j)	Consumer Services	C+625	0.5%	7/2/25		$50,570,593	38,874,925	36,796,551
PSKW LLC (dba ConnectiveRx)	(e)(j)(k)	Health Care Equipment & Services	SF+625	1.0%	3/9/26		$21,095,207	21,095,207	21,095,207
Pure Fishing Inc	(e)	Consumer Durables & Apparel	SF+450	0.0%	12/22/25		9,719,388	9,649,847	8,747,449
Reliant Rehab Hospital Cincinnati LLC	(e)(g)(p)	Health Care Equipment & Services	SF+625, 0.0% PIK (6.3% Max PIK)	0.0%	2/28/26		13,937,689	13,652,569	117,690
Reliant Rehab Hospital Cincinnati LLC	(e)	Health Care Equipment & Services	SF+625	0.0%	3/2/26		13,915,531	13,663,570	12,573,435
Revere Superior Holdings Inc	(e)(k)	Software & Services	SF+550	1.0%	9/30/26		19,359,656	19,382,844	19,359,587
Rise Baking Company	(e)(j)(k)	Food, Beverage & Tobacco	SF+625	1.0%	8/13/27		30,102,493	29,626,058	30,102,493
Rise Baking Company	(e)(f)	Food, Beverage & Tobacco	SF+625	1.0%	8/13/27		1,944,887	1,912,935	1,944,887
RSC Insurance Brokerage Inc	(e)(k)	Insurance	SF+550	0.8%	11/1/29		18,611,860	18,599,031	18,537,507
Safe-Guard Products International LLC	(e)(h)(j)(k)	Financial Services	SF+550	0.5%	1/27/27		71,662,836	71,999,722	71,238,584
SAMBA Safety Inc	(e)(h)(j)	Software & Services	L+525	1.0%	9/1/27		26,829,622	26,637,730	26,809,928
SavATree LLC	(e)(j)(k)	Consumer Services	SF+525	0.8%	10/12/28		39,205,972	38,978,325	38,888,971
SI Group Inc	(k)	Materials	SF+475	0.0%	10/15/25		1,528,208	1,473,357	1,049,115
SIRVA Worldwide Inc	(h)	Commercial & Professional Services	SF+550	0.0%	8/4/25		6,696,641	6,518,314	5,953,749
SitusAMC Holdings Corp	(e)(j)(o)	Real Estate Management & Development	L+550, 0.0% PIK (0.0%% Max PIK)	1.0%	12/22/27		37,017,214	36,235,014	37,017,214
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Solina France SASU	(e)(k)	Food, Beverage & Tobacco	SF+650	0.0%	7/28/28		$20,500,000	$20,295,000	$20,705,000
Sorenson Communications LLC	(j)	Telecommunication Services	SF+550	0.8%	3/17/26		17,568,351	17,148,447	17,531,809
Source Code LLC	(e)(o)	Software & Services	SF+650	1.0%	6/30/27		10,473,684	10,473,684	10,473,684
Spins LLC	(e)(o)	Software & Services	SF+550	1.0%	1/20/27		10,124,041	10,124,041	10,124,041
Summit Interconnect Inc	(e)(o)	Capital Goods	SF+600	1.0%	9/22/28		19,324,273	19,117,659	17,885,178
Time Manufacturing Co	(e)(h)	Capital Goods	E+650	0.8%	12/1/27		€29,095,382	32,363,160	30,040,923
Total Safety US Inc	(h)	Capital Goods	SF+600	1.0%	8/16/25		$10,506,808	9,789,833	10,053,754
Transaction Services Group Ltd	(e)(j)(k)(o)	Software & Services	B+550	0.0%	10/14/26	A$	124,140,618	85,492,618	84,689,062
Unifrax I LLC / Unifrax Holding Co	(k)	Capital Goods	SF+375	0.0%	12/12/25		$2,812,728	2,690,521	2,631,152
Version1 Software Ltd	(e)(k)	Software & Services	E+575, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		€2,477,331	2,539,627	2,718,132
Version1 Software Ltd	(e)(k)	Software & Services	SA+575, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		£4,032,564	4,673,990	5,096,388
Vytalogy Wellness LLC (fka Jarrow Formulas Inc)	(e)(j)(o)	Household & Personal Products	SF+625	1.0%	11/30/26		$35,147,044	34,300,000	34,265,641
Wealth Enhancement Group LLC	(e)(k)	Financial Services	SF+575	1.0%	10/4/27		2,914,834	2,898,803	2,914,850
West Corp	(h)	Commercial & Professional Services	SF+400	1.0%	4/10/27		4,002,736	3,960,888	3,825,115
Wittur Holding GmbH	(e)	Capital Goods	10.0% PIK (10.0% Max PIK)		12/31/28		€1,677,983	1,849,810	1,852,410
Wittur Holding GmbH	(e)(f)	Capital Goods	10.0% PIK (10.0% Max PIK)		12/31/28		20,898,418	22,845,897	22,802,009
Woolpert Inc	(e)(h)(j)	Capital Goods	SF+600	1.0%	4/5/28		$52,462,576	52,084,916	52,462,576
Worldwise Inc	(e)(j)(k)	Household & Personal Products	SF+625, 0.5% PIK (0.5% Max PIK)	1.0%	3/29/28		57,334,872	54,740,894	52,548,044
Yak Access LLC	(n)	Capital Goods	SF+640	1.0%	3/10/28		455,555	363,802	411,993
Total Senior Secured Loans—First Lien								2,673,244,937	2,617,190,488
Unfunded Loan Commitments								(24,790,786)	(24,790,786)
Net Senior Secured Loans—First Lien								2,648,454,151	2,592,399,702

Senior Secured Loans—Second Lien—14.7%
Access CIG LLC	(h)	Commercial & Professional Services	SF+775	0.0%	2/27/26		2,520,082	2,339,337	2,517,978
Apex Group Limited	(e)(h)(o)	Financial Services	SF+675	0.5%	7/27/29		40,000,000	39,704,969	39,201,795
Cubic Corp	(e)(k)	Software & Services	SF+763	0.8%	5/25/29		10,000,000	9,702,000	9,564,053
Element Materials Technology Group US Holdings Inc	(e)(h)	Commercial & Professional Services	SA+725	0.5%	6/24/30		£20,999,137	22,980,522	26,324,866
NEP Broadcasting LLC	(h)	Media & Entertainment	SF+700	0.0%	10/19/26		$6,847,253	6,769,734	5,512,039
OEConnection LLC	(e)(h)(j)	Software & Services	SF+700	0.5%	9/25/27		50,000,000	50,000,000	49,760,363
Paradigm Acquisition Corp	(h)(k)	Health Care Equipment & Services	SF+750	0.0%	10/26/26		2,536,227	2,479,915	2,346,010
Peraton Corp	(e)(h)	Capital Goods	SF+775	0.8%	2/1/29		21,399,977	21,246,597	21,360,387
Pretium Packaging LLC	(e)(h)(j)	Materials	SF+675	0.5%	10/1/29		39,900,250	39,757,310	25,722,244
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
SIRVA Worldwide Inc	(h)(j)	Commercial & Professional Services	SF+950	0.0%	8/3/26	$10,287,070	$9,006,297	$8,859,739
Valeo Foods Group Ltd	(e)(h)	Food, Beverage & Tobacco	SA+800	0.0%	9/28/29	£9,289,917	11,852,318	9,991,410
Wittur Holding GmbH	(e)(g)(n)(p)	Capital Goods	E+850, 1.0% PIK (1.0% Max PIK)	0.0%	10/4/27	€122,358,053	132,409,598	33,088,185
Total Senior Secured Loans—Second Lien							348,248,597	234,249,069

Other Senior Secured Debt—1.3%
One Call Care Management Inc	(e)	Health Care Equipment & Services	8.5% PIK (8.5% Max PIK)		11/1/28	$27,797,552	27,342,773	20,628,563
Total Other Senior Secured Debt							27,342,773	20,628,563

Subordinated Debt—0.3%
athenahealth Inc		Health Care Equipment & Services	7%		2/15/30	$5,545,000	4,857,558	5,037,702
Total Subordinated Debt							4,857,558	5,037,702

Asset Based Finance—27.4%
Abacus JV, Private Equity	(e)	Insurance				30,011,455	30,752,738	30,934,998
Altavair AirFinance, Private Equity	(e)	Capital Goods				33,549,481	39,487,739	34,831,071
GA Capital Specialty Lending Fund, Limited Partnership Interest	(e)(n)	Financial Services				1	1	497,200
Global Lending Services LLC, Private Equity	(e)(n)	Financial Services				1,147,621	1,147,621	1,338,980
Global Lending Services LLC, Private Equity	(e)	Financial Services				12,120,364	15,929,794	11,617,914
Kilter Finance, Preferred Stock	(e)	Insurance	12%			24,000,000	24,000,000	24,000,000
KKR Chord IP Aggregator LP, Partnership Interest	(e)	Media & Entertainment				19,625,000	22,931,812	21,898,615
KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	(e)(n)(p)	Capital Goods				9,940,842	12,369,390	9,825,340
Luxembourg Life Fund - Absolute Return Fund I, 1L Term Loan	(e)(h)(n)	Insurance	SF+750	1.5%	2/27/25	$16,286,449	16,300,024	16,302,767
Luxembourg Life Fund - Absolute Return Fund II, Structured Mezzanine	(e)(h)	Insurance	SF+750	0.5%	2/10/27	$22,589,239	22,452,751	22,355,290
My Community Homes PropCo 2, Private Equity	(e)(p)	Equity Real Estate Investment Trusts (REITs)				33,409,091	33,409,091	32,431,608
NewStar Clarendon 2014-1A Class D	(e)(k)(n)	Financial Services	1%		1/25/27	$30,040,000	9,126,801	8,035,700
Pretium Partners LLC P1, Structured Mezzanine	(e)(h)	Equity Real Estate Investment Trusts (REITs)	2.8%, 5.3% PIK (5.3% Max PIK)		10/22/26	$31,179,833	30,331,798	30,899,776
Pretium Partners LLC P2, Private Equity	(e)	Equity Real Estate Investment Trusts (REITs)				16,772,368	16,165,208	18,883,288
Pretium Partners LLC P2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	11%		12/16/29	$33,544,735	32,873,841	32,873,841
Roemanu LLC (FKA Toorak Capital Partners LLC), Private Equity	(e)	Financial Services				40,000,000	50,156,000	43,671,080
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Saluda Grade Alternative Mortgage Trust 2022-BC2, Structured Mezzanine	(e)	Real Estate Management & Development	8%		7/25/30	$5,742,683	$5,694,677	$5,634,273
Saluda Grade Alternative Mortgage Trust 2022-BC2, Term Loan	(e)	Real Estate Management & Development	7%		7/25/30	$34,456,103	34,125,351	34,033,705
SG Residential Mortgage Trust 2022-2, Structured Mezzanine		Real Estate Management & Development	5%		8/25/62	$4,586,736	3,826,680	4,109,289
Star Mountain Strategic Credit Income Fund IV LP, Private Equity	(e)	Financial Services				47,000,000	47,000,000	46,201,000
Verus Securitization Trust 2023-5, Structured Mezzanine		Real Estate Management & Development	8%		6/25/68	$2,383,340	2,131,874	2,232,243
Verus Securitization Trust 2023-5, Structured Mezzanine		Real Estate Management & Development	8%		6/25/68	$3,525,130	3,358,381	3,503,905
Verus Securitization Trust 2023-INV1, Structured Mezzanine		Real Estate Management & Development	8%		2/25/68	$1,932,910	1,705,529	1,770,259
Total Asset Based Finance							455,277,101	437,882,142

Equity/Other—11.3%
Ascent Resources Utica Holdings LLC / ARU Finance Corp	(e)(l)(p)	Energy				1,151,785	30,412,774	30,631,722
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	(e)(l)(p)	Energy				13,556	3,592,223	3,605,100
athenahealth Inc, Preferred Stock	(e)	Health Care Equipment & Services	10.8% PIK (10.8% Max PIK)			50,000,000	47,657,728	47,208,535
Belk Inc, Common Stock	(e)(p)	Consumer Discretionary Distribution & Retail				381	—	—
Misys Ltd, Preferred Stock	(e)	Software & Services	L+1,125 PIK (L+1,125 Max PIK)	0.0%		29,573,080	29,093,380	25,223,020
One Call Care Management Inc, Common Stock	(e)(p)	Health Care Equipment & Services				34,873	2,220,193	1,881,826
One Call Care Management Inc, Preferred Stock A	(e)(p)	Health Care Equipment & Services				371,993	23,682,302	18,470,448
One Call Care Management Inc, Preferred Stock B	(e)	Health Care Equipment & Services	9.0% PIK (9.0% Max PIK)		10/25/29	7,672,346	8,587,468	7,672,292
Pure Gym Ltd, Private Equity	(e)(p)	Consumer Services				30,218,000	39,390,642	45,922,305
Yak Access LLC, Common Stock	(n)(p)	Capital Goods				1,256	974	100
Yak Access LLC, Preferred Stock	(n)(p)	Capital Goods				301,310	22,598	15,578
Total Equity/Other							184,660,282	180,630,926
TOTAL INVESTMENTS—217.4%							$3,668,840,462	$3,470,828,104

Derivative Instruments—(0.5)%
Foreign currency forward contracts								$(8,031,457)
____________
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2023

(a)Security may be an obligation of one or more entities affiliated with the named company.
(b)Certain variable rate securities in the Company’s portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. As of December 31, 2023, the three-month London Interbank Offered Rate, or LIBOR or “L”, was 5.59%, the Euro Interbank Offered Rate, or EURIBOR or “E”, was 3.91%, Canadian Dollar Offer Rate, or CDOR or “C”, was 5.45%, the Bank Bill Swap Bid Rate, or BBSY or “B”, was 4.41%, the Reykjavik Interbank Offered Rate, or REIBOR or “R”, was 9.91%, the Stockholm Interbank Offered Rate, or STIBOR or “SR”, was 4.05%, the Sterling Overnight Index Average, or SONIA or “SA”, was 5.21%, the Secured Overnight Financing Rate, or SOFR or “SF”, was 5.33%, and the U.S. Prime Lending Rate, or Prime or “P”, was 8.50%. PIK means paid-in-kind. PIK income accruals may be adjusted based on the performance of the underlying investment.
(c)Denominated in U.S. dollars unless otherwise noted.
(d)Fair value is determined in accordance with the Company’s valuation process.
(e)Investments classified as Level 3.
(f)Security is an unfunded commitment. The stated rate reflects the spread disclosed at the time of commitment and may not indicate the actual rate received upon funding.
(g)Asset is on non-accrual status.
(h)Security or portion thereof held within Big Cedar Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(i)Security or portion thereof held within Boxwood Drive Funding and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas
(j)Security or portion thereof held within Chestnut Street Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Citibank, N.A.
(k)Security or portion thereof held within Green Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs Bank.
(l)Security or portion thereof held within IC II American Energy Investment, Inc., a wholly-owned subsidiary of the company.
(m)Security or portion thereof held within JCF Cayman Ltd and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(n)Security or portion thereof held within Jersey City Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(o)Security or portion thereof held within Magnolia Funding LLC.
(p)Security is non-income producing.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Principal Business and Organization
Credit Opportunities Partners JV, LLC (formerly known as Strategic Credit Opportunities Partners, LLC) (“COPJV” or the “Company”), is a joint venture between FS KKR Capital Corp. (“FSK”) and South Carolina Retirement Systems Group Trust (“SCRS” and, together with FSK, the “Members”). FSK acquired its interests in the Company, and succeeded Corporate Capital Trust, Inc (“CCT”) as the administrative agent of the Company, as a result of its acquisition of CCT. SCRS purchased its interests in the Company from Conway Capital, LLC, an affiliate of Guggenheim Life and Annuity Company and Delaware Life Insurance Company. Effective as of June 18, 2021, Credit Opportunities Partners, LLC (“COP”) merged with and into COPJV, with COPJV surviving the merger (the “Merger”). As of June 18, 2021, COPJV assumed all of COP’s obligations under its credit facilities, and COP’s wholly- owned special purpose financing subsidiaries became wholly-owned special purpose financing subsidiaries of COPJV, in each case, as a result of the consummation of the Merger.
Effective June 6, 2024, the Second Amended and Restated Limited Liability Company Agreement, or, as amended, the COPJV Agreement, between the Company and SCRS was amended, increasing the capital commitments of each member. The COPJV Agreement requires FSK and SCRS to provide capital to COPJV of up to $2.64 billion in the aggregate where FSK and SCRS would provide 87.5% and 12.5%, respectively, of the committed capital. Pursuant to the terms of the COPJV Agreement, FSK and SCRS each have 50% voting control of COPJV and are required to agree on all investment decisions as well as certain other significant actions for COPJV. COPJV invests its capital in a range of investments, including senior secured loans (both first lien and second lien) to middle market companies, broadly syndicated loans, equity, warrants and other investments. As administrative agent of COPJV, FSK performs certain day-to-day management responsibilities on behalf of COPJV and is entitled to a fee of 0.25% of COPJV’s assets under administration, calculated and payable quarterly in arrears. As of December 31, 2024, FSK and SCRS have funded approximately $1,799.8 million to COPJV.

Note 2. Significant Accounting Policies
Basis of Presentation — The accompanying consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an investment company following accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC Topic 946”).
Principles of Consolidation — COPJV owns all of the outstanding limited liability company interests of Chestnut Street Funding LLC (“Chestnut Street Funding”), Big Cedar Creek LLC (“Big Cedar Creek Funding”), Green Creek LLC (“Green Creek Funding”), Jersey City Funding LLC (“Jersey City Funding”) and Magnolia Funding LLC (“Magnolia Funding”). The financial position and results of operations of Chestnut Street Funding, Big Cedar Creek Funding, Green Creek Funding, Jersey City Funding and Magnolia Funding have been consolidated in the accompanying consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates — The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the consolidated financial statements, (ii) the reported amounts of income and expenses during the reporting periods presented and (iii) disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.
Cash and Foreign Currency — Cash consists of deposits held at a custodian bank and foreign currency.
Valuation of Investments — The Company measures the value of its investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by FASB. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.
Valuation of the Company’s assets is completed in a manner consistent with the Company’s valuation guidelines approved by the board of managers and to the extent required, determined by a third-party valuation expert in accordance with such valuation guidelines. The Company’s valuation guidelines and the third-party valuation expert shall be subject to board approval on an annual basis.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, we may incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing the Company’s debt investments.
For convertible debt securities, fair value generally approximates the fair value of the debt plus the fair value of an option to purchase the underlying security (i.e., the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.
Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The Company may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.
The Company may consider private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. The Company may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, and may apply discounts or premiums, where and as appropriate, due to the higher (or lower) financial risk and/or the smaller size of portfolio companies relative to comparable firms, as well as such other factors may be relevant in assessing fair value. Generally, the value of equity interests in public companies for which market quotations are readily available is based upon the most recent closing public market price.
When the Company receives warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. These warrants or other equity securities received are subsequently recorded at fair value.
Security Transactions, Realized/Unrealized Gains or Losses, and Income Recognition— Investment transactions are recorded on trade date. The Company measures realized gains or losses from the sale of investments using the specific identification method. Realized gains or losses are measured by the difference between the net proceeds from the sale and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized. The amortized cost basis of investments includes (i) the original cost and (ii) adjustments for the accretion/amortization of market discounts and premiums, original issue discount and loan origination fees. The Company reports changes in fair value of investments as a component of net change in unrealized appreciation (depreciation) on investments in the consolidated statements of operations.
Revenue Recognition — Security transactions are accounted for on the trade date. The Company records interest income on an accrual basis to the extent that it expects to collect such amounts. The Company records dividend income on the ex-dividend date. Distributions received from limited liability company (“LLC”) and limited partnership (“LP”) investments are evaluated to determine if the distribution should be recorded as dividend income or a return of capital. The Company holds investments in certain preferred securities that accumulate PIK to be paid upon the redemption, liquidation or maturity of the underlying investment. Such
PIK income is accumulated onto the principal balance of the respective security. The Company does not accrue as a receivable interest or dividends on loans and securities if it has reason to doubt its ability to collect such income. The Company's policy is to place investments on non-accrual status when there is reasonable doubt that interest income will be collected. The Company considers many factors relevant to an investment when placing it on or removing it from non-accrual status including, but not limited to, the delinquency status of the investment, economic and business conditions, the overall financial condition of the underlying investment, the value of the underlying collateral, bankruptcy status, if any, and any other facts or circumstances relevant to the investment. If there is reasonable doubt that the Company will receive any previously accrued interest, then the accrued interest will be written-off. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through PIK income. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the collectability of the remaining principal and interest. Non-accrual investments may be restored to accrual status when principal and interest become current and are likely to remain current based on the Company's judgment.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Loan origination fees, original issue discount and market discount are capitalized and the Company amortizes such amounts as interest income over the respective term of the loan or security. Upon the prepayment of a loan or security, any unamortized loan origination fees and original issue discount are recorded as interest income.
Structuring and other non-recurring upfront fees are recorded as fee income when earned. The Company records prepayment premiums on loans and securities as fee income when it receives such amounts.
Derivative Instruments — The Company’s derivative instruments consist of foreign currency forward contracts. The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements. Derivative contracts entered into by the Company are not designated as hedging instruments, and as a result, the Company presents changes in fair value through net change in unrealized appreciation (depreciation) on derivative instruments in the statements of operations. Realized gains and losses that occur upon the cash settlement of the derivative instruments are included in net realized gains (losses) on derivative instruments in the statements of operations.
Income Taxes — No provision has been made in the accompanying consolidated financial statements for federal, state or local income taxes of the Members. Each Member is individually responsible for reporting its share of the Company’s taxable income or loss. Interest and other income realized by the Company from non—U.S. sources and capital gains realized on the sale of securities of non—U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. The Company reports on the accrual basis of accounting for financial statement and tax purposes.
As of December 31, 2024, the Company had a deferred tax asset of $8 million resulting from a combination of unrealized depreciation on investments held by and net operating losses and other tax attributes of the Company’s wholly-owned taxable subsidiary. As of December 31, 2024, a certain wholly-owned taxable subsidiary anticipated that it would be unable to fully utilize its generated net operating losses, therefore the deferred tax asset was offset by a valuation allowance of $8 million.
Deferred Financing Costs — Financing costs, including upfront fees, commitment fees and legal fees related to the Company’s credit facilities are deferred and amortized over the life of the related financing instrument using either the effective interest method or straight-line method. The amortization of deferred financing costs is included in interest expense in the consolidated statements of operations.
Distributions — COPJV intends to make distributions quarterly based on the Company’s net investment income earned in the preceding quarter. Distributions are made pro rata in accordance with each Member’s proportionate share.
Distributions of $232.00 million and $250.00 million were made during the years ended December 31, 2024 and 2023, respectively.
Reclassifications — During the year ended December 31, 2024, the Company reclassified $11,239,073 and $11,558,237 for the years ended December 31, 2023 and 2022, respectively, out of Interest income and into Paid-in-kind income.  This reclassification had no impact on the Company’s overall results of operations.
Recent Accounting Pronouncements — In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” or ASU 2023-09, which requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 and is to be adopted on a prospective basis with the option to apply retrospectively. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact on its consolidated financial statements.

Note 3. Investments
As of December 31, 2024 and 2023, the Company’s investment portfolio consisted of the following:

	December 31, 2024
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Senior Secured Loans—First Lien	$2,576,636,559	$2,505,252,649	76.0%	160.8%
Senior Secured Loans—Second Lien	89,518,431	67,508,117	2.0%	4.3%
Other Senior Secured Debt	29,792,558	25,080,801	0.8%	1.6%
Subordinated Debt	65,020,798	65,668,996	2.0%	4.2%
Asset Based Finance	408,952,198	394,896,985	12.0%	25.4%
Equity/Other	229,426,211	237,135,120	7.2%	15.2%

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

	December 31, 2024
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Total Investments	$3,399,346,755	$3,295,542,668	100.0%	211.5%

	December 31, 2023
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Senior Secured Loans—First Lien	$2,648,454,151	$2,592,399,702	74.7%	162.4%
Senior Secured Loans—Second Lien	348,248,597	234,249,069	6.8%	14.7%
Other Senior Secured Debt	27,342,773	20,628,563	0.6%	1.3%
Subordinated Debt	4,857,558	5,037,702	0.1%	0.3%
Asset Based Finance	455,277,101	437,882,142	12.6%	27.4%
Equity/Other	184,660,282	180,630,926	5.2%	11.3%
Total Investments	$3,668,840,462	$3,470,828,104	100.0%	217.4%
____________
(1)Amortized cost represents the original cost adjusted for the amortization of premiums and/or accretion of discounts, as applicable, on investments.

Note 4. Derivative Instruments
The following is a summary of the fair value and location of the Company’s derivative instruments in the consolidated statements of assets and liabilities held as of December 31, 2024 and 2023:

Derivative Instrument	Statement Location	December 31, 2024	December 31, 2023
Foreign currency forward contracts	Unrealized appreciation on foreign currency forward contracts	$17,058,176	$5,028,542
Foreign currency forward contracts	Unrealized depreciation on foreign currency forward contracts	(552,258)	(13,059,999)
Total		$16,505,918	$(8,031,457)
Net unrealized gains and losses on derivative instruments recorded by the Company for the year ended December 31, 2023 and 2022 are in the following locations in the consolidated statements of operations:

Derivative Instrument	Statement Location	December 31, 2024	December 31, 2023
Foreign currency forward contracts	Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	$24,537,375	$(19,912,502)
Total		$24,537,375	$(19,912,502)
Foreign Currency Forward Contracts
The Company may enter into foreign currency forward contracts from time to time to facilitate settlement of purchases and sales of investments denominated in foreign currencies and to economically hedge the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies. A foreign currency forward contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. These contracts are marked-to-market by recognizing the difference between the contract forward exchange rate and the forward market exchange rate on the last day of the period presented as unrealized appreciation or depreciation. Realized gains or losses are recognized when forward contracts are settled. Risks arise as a result of the potential inability of the counterparties to meet the terms of their contracts. The Company attempts to limit counterparty risk by only dealing with well-known counterparties.
The Company was a party to twenty three foreign currency forward contracts during the period which related to economic hedging of the Company’s foreign currency denominated debt investments. As of December 31, 2024 and 2023, the Company’s open foreign currency forward contracts were as follows:

December 31, 2024
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2024	Unrealized Appreciation (Depreciation)
AUD	April 30, 2026	Morgan Stanley and Co.	A$	28,500,000	Sold	$18,963,900	$17,673,005	$1,290,895

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

December 31, 2024
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2024	Unrealized Appreciation (Depreciation)
AUD	June 21, 2027	Morgan Stanley and Co.	A$	10,279,000	Sold	6,849,734	6,388,683	461,051
AUD	June 21, 2027	Goldman Sachs Bank	A$	1,000,000	Sold	648,800	621,528	27,272
AUD	June 21, 2027	Goldman Sachs Bank	A$	69,500,000	Sold	46,551,795	43,196,174	3,355,621
AUD	June 21, 2027	Morgan Stanley and Co.	A$	1,200,000	Sold	801,024	745,833	55,191
AUD	June 21, 2027	Morgan Stanley and Co.	A$	1,400,000	Sold	899,640	870,139	29,501
AUD	June 21, 2027	Goldman Sachs Bank	A$	24,000,000	Sold	14,966,400	14,916,664	49,736
CAD	October 31, 2025	Goldman Sachs Bank	C$	32,619,875	Sold	24,287,004	22,915,736	1,371,268
EUR	January 21, 2025	Morgan Stanley and Co.		€34,680,000	Sold	37,541,100	35,921,298	1,619,802
EUR	March 31, 2025	Goldman Sachs Bank		€10,990,620	Sold	12,117,159	11,420,674	696,485
EUR	March 31, 2025	Goldman Sachs Bank		€7,600,000	Sold	8,318,200	7,897,382	420,818
EUR	September 16, 2025	Morgan Stanley and Co.		€51,300,000	Sold	55,981,797	53,826,649	2,155,148
EUR	September 16, 2025	Goldman Sachs Bank		€15,900,000	Sold	17,345,310	16,683,113	662,197
EUR	April 30, 2026	Morgan Stanley and Co.		€4,000,000	Sold	4,464,632	4,253,448	211,184
EUR	January 19, 2027	Morgan Stanley and Co.		€5,000,000	Sold	5,621,350	5,398,540	222,810
EUR	August 6, 2027	Morgan Stanley and Co.		€12,700,000	Sold	13,978,890	13,848,721	130,169
EUR	September 10, 2027	Goldman Sachs Bank		€30,540,000	Sold	34,705,656	33,360,735	1,344,921
GBP	January 31, 2025	Goldman Sachs Bank		£22,600,000	Sold	29,732,560	28,288,458	1,444,102
GBP	January 20, 2026	Morgan Stanley and Co.		£10,500,000	Sold	12,672,450	13,112,746	(440,296)
GBP	January 20, 2026	Morgan Stanley and Co.		£440,000	Sold	556,404	549,486	6,918
GBP	September 14, 2026	Goldman Sachs Bank		£6,600,000	Sold	8,423,580	8,241,029	182,551
GBP	December 31, 2026	Goldman Sachs Bank		£5,100,000	Sold	6,255,660	6,367,622	(111,962)
GBP	December 31, 2026	Goldman Sachs Bank		£9,400,000	Sold	11,974,660	11,736,401	238,259
GBP	June 21, 2027	Goldman Sachs Bank		£9,000,000	Sold	11,512,800	11,248,092	264,708
SEK	October 27, 2025	Goldman Sachs Bank	SEK	122,155,000	Sold	12,032,604	11,215,035	817,569
						$397,203,109	$380,697,191	$16,505,918

December 31, 2023
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2023	Unrealized Appreciation (Depreciation)
SEK	March 15, 2024	Goldman Sachs Bank	SEK	288,600,000	Sold	$32,301,752	$28,791,730	$3,510,022
GBP	April 3, 2024	Morgan Stanley and Co.		£2,300,000	Sold	2,945,104	2,931,545	13,559
AUD	June 14, 2024	Morgan Stanley and Co.	A$	10,700,000	Sold	6,783,800	7,337,829	(554,029)
EUR	June 14, 2024	Goldman Sachs Bank		€12,728,750	Sold	14,102,183	14,172,464	(70,281)
EUR	June 14, 2024	Goldman Sachs Bank		€10,541,870	Sold	11,496,963	11,737,545	(240,582)
EUR	June 28, 2024	Goldman Sachs Bank		€15,900,000	Sold	17,257,860	17,713,661	(455,801)
EUR	June 28, 2024	Morgan Stanley and Co.		€51,300,000	Sold	55,760,535	57,151,623	(1,391,088)
CAD	September 13, 2024	Goldman Sachs Bank	C$	7,920,000	Sold	5,837,264	6,014,451	(177,187)
CAD	September 13, 2024	Goldman Sachs Bank	C$	7,500,000	Sold	5,527,712	5,695,503	(167,791)
CAD	September 13, 2024	Goldman Sachs Bank	C$	19,749,875	Sold	14,573,403	14,998,063	(424,660)
AUD	October 21, 2024	Goldman Sachs Bank	A$	69,500,000	Sold	43,732,875	47,734,786	(4,001,911)
AUD	October 21, 2024	Goldman Sachs Bank	A$	23,300,000	Sold	16,044,380	16,003,173	41,207
AUD	October 21, 2024	Goldman Sachs Bank	A$	13,300,000	Sold	9,158,380	9,134,858	23,522
AUD	October 21, 2024	Morgan Stanley and Co.	A$	30,100,000	Sold	18,956,980	20,673,627	(1,716,647)
AUD	October 21, 2024	Morgan Stanley and Co.	A$	22,500,000	Sold	15,511,500	15,453,708	57,792
EUR	November 15, 2024	Goldman Sachs Bank		€3,500,000	Sold	4,238,150	3,924,198	313,952
GBP	November 15, 2024	Goldman Sachs Bank		£2,850,000	Sold	3,521,175	3,634,133	(112,958)
EUR	January 21, 2025	Morgan Stanley and Co.		€36,000,000	Sold	38,970,000	40,493,461	(1,523,461)
GBP	January 31, 2025	Goldman Sachs Bank		£26,800,000	Sold	35,258,080	34,189,593	1,068,487
SEK	June 10, 2025	Goldman Sachs Bank	SEK	80,500,000	Sold	7,501,631	8,166,624	(664,993)
GBP	January 20, 2026	Morgan Stanley and Co.		£10,500,000	Sold	12,672,450	13,418,935	(746,485)
AUD	April 30, 2026	Morgan Stanley and Co.	A$	28,500,000	Sold	18,963,900	19,488,098	(524,198)
GBP	December 31, 2026	Goldman Sachs Bank		£5,100,000	Sold	6,255,660	6,543,586	(287,926)
						$397,371,737	$405,403,194	$(8,031,457)
The Company’s foreign currency forward contracts are subject to master netting agreements. These agreements include provisions to offset positions with the same counterparty in the event of default by one of the parties. As of December 31, 2024, the

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Company had $10,763,545 and $5,742,373 of assets (liabilities) with Goldman Sachs Bank and Morgan Stanley and Co., respectively, that were not offset by any collateral. As of December 31, 2023, the Company had $(1,646,900) and $(6,384,557) of assets (liabilities) with Goldman Sachs Bank and Morgan Stanley and Co., respectively, that were not offset by any collateral.
Note 5. Fair Value Measurement
The Company’s investments were categorized in the fair value hierarchy described in Note 2. “Significant Accounting Policies”, as follows as of December 31, 2024 and 2023:

	December 31, 2024
Investment Type	Level 1	Level 2	Level 3	Total
Senior Debt	$—	$69,747,626	$2,528,093,941	$2,597,841,567
Subordinated Debt	—	—	65,668,996	65,668,996
Asset Based Finance	—	5,001,213	389,895,772	394,896,985
Equity/Other	—	2,042	237,133,078	237,135,120
Total Investments	$—	$74,750,881	$3,220,791,787	$3,295,542,668

	December 31, 2023
Investment Type	Level 1	Level 2	Level 3	Total
Senior Debt	$—	$160,252,899	$2,687,024,435	$2,847,277,334
Subordinated Debt	—	5,037,702	—	5,037,702
Asset Based Finance	—	11,615,696	426,266,446	437,882,142
Equity/Other	—	15,688	180,615,238	180,630,926
Total Investments	$—	$176,921,985	$3,293,906,119	$3,470,828,104
In addition, the Company had foreign currency forward contracts, as described in Note 4. “Derivative Instruments,” which were categorized as Level 2 in the fair value hierarchy as of December 31, 2024 and 2023.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

The following is a reconciliation for the years ended December 31, 2024 and 2023 of investments for which significant unobservable inputs (Level 3) were used in determining fair value:

	For the Year Ended December 31, 2024
	Senior Debt	Subordinated Debt	Asset Based Finance	Equity/Other	Total
Fair value at beginning of period	$2,687,024,435	$—	$426,266,446	$180,615,238	$3,293,906,119
Accretion of discount (amortization of premium)	8,230,445	8,929	280,304	55,324	8,575,002
Net realized gain (loss)	(154,167,839)	—	633,535	—	(153,534,304)
Net change in unrealized appreciation (depreciation)	71,410,571	648,198	3,860,595	11,729,313	87,648,677
Purchases	1,349,003,423	65,011,869	122,705,504	20,619,508	1,557,340,304
Paid-in-kind interest	8,683,456	—	2,285,612	25,702,297	36,671,365
Sales and repayments	(1,459,597,414)	—	(166,136,224)	(1,588,602)	(1,627,322,240)
Transfers into Level 3	17,506,864	—	—	—	17,506,864
Transfers out of Level 3	—	—	—	—	—
Fair value at end of period	$2,528,093,941	$65,668,996	$389,895,772	$237,133,078	$3,220,791,787
The amount of total gains or losses for the period included in changes in net assets attributable to the change in unrealized gains or losses relating to investments still held at the reporting date	$(41,966,436)	$648,198	$3,356,371	$11,729,313	$(26,232,554)

	For the Year Ended December 31, 2023
	Senior Debt	Subordinated Debt	Asset Based Finance	Equity/Other	Total
Fair value at beginning of period	$2,548,633,722	$17,021,253	$535,959,274	$179,018,270	$3,280,632,519
Accretion of discount (amortization of premium)	5,414,043	47,559	314,810	43,168	5,819,580
Net realized gain (loss)	(7,588,940)	429,619	(4,676,645)	—	(11,835,966)
Net change in unrealized appreciation (depreciation)	(11,707,485)	(844,677)	(9,560,841)	(2,644,101)	(24,757,104)
Purchases	518,230,684	—	78,029,683	30,522,311	626,782,678
Paid-in-kind interest	3,825,959	—	1,569,591	4,307,459	9,703,009
Sales and repayments	(379,508,174)	(16,653,754)	(175,369,426)	(30,631,869)	(602,163,223)
Transfers into Level 3	9,724,626	—	—	—	9,724,626
Transfers out of Level 3	—	—	—	—	—
Fair value at end of period	$2,687,024,435	$—	$426,266,446	$180,615,238	$3,293,906,119
The amount of total gains or losses for the period included in changes in net assets attributable to the change in unrealized gains or losses relating to investments still held at the reporting date	$(28,780,539)	$—	$(8,597,321)	$7,376,435	$(30,001,425)
There were no transfers between Level 1 and Level 2 during the years ended December 31, 2024 and 2023. The carrying value of cash is classified as Level 1 with respect to the fair value hierarchy.
At December 31, 2024, the Company held investment positions classified as Level 3, representing an aggregate fair value of $3,220.8 million and 97.7% of the total investment portfolio. At December 31, 2023, the Company held investment positions classified as Level 3, representing an aggregate fair value of $3,293.9 million and 94.9% of the total investment portfolio. The ranges of unobservable inputs used in the fair value measurement of the Company’s Level 3 investments as of December 31, 2024 and 2023 were as follows:

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Type of Investment	Fair Value at December 31, 2024	Valuation Technique(1)	Unobservable Input	Range (Weighted Average)(2)	Impact to Valuation from an Increase in Input(3)
Senior Debt	$2,338,297,378	Discounted Cash Flow	Discount Rate	5.8% - 23.8% (10.1%)	Decrease
	167,053,420	Waterfall	EBITDA Multiple	7.0x - 11.3x (9.4x)	Increase
	22,743,143	Other(4)
Subordinated Debt	65,668,996	Discounted Cash Flow	Discount Rate	10.7% - 13.8% (12.5%)	Decrease
Asset Based Finance	279,776,659	Discounted Cash Flow	Discount Rate	6.6% - 20.0% (11.1%)	Decrease
	87,375,960	Waterfall	EBITDA Multiple	0.9x - 1.4x (1.1x)	Increase
	15,737,960	Other(4)
	7,005,193	Indicative Dealer Quotes		23.3% - 23.3% (23.3%)	Increase
Equity/Other	136,100,994	Waterfall	EBITDA Multiple	4.5x - 13.8x (9.6x)	Increase
	99,816,294	Discounted Cash Flow	Discount Rate	11.6% - 20.9% (14.6%)	Decrease
	1,215,790	Option Pricing Model	Equity Illiquidity Discount	40.0% - 40.0% (40.0%)	Decrease
Total	$3,220,791,787

Type of Investment	Fair Value at December 31, 2023	Valuation Technique(1)	Unobservable Input	Range (Weighted Average)(2)	Impact to Valuation from an Increase in Input(3)
Senior Debt	$2,589,917,665	Discounted Cash Flow	Discount Rate	6.1% - 18.7% (11.5%)	Decrease
	97,106,770	Waterfall	EBITDA Multiple	7.5x - 10.4x (9.0x)	Increase
Asset Based Finance	296,926,469	Discounted Cash Flow	Discount Rate	7.4% - 13.4% (9.7%)	Decrease
	89,872,080	Waterfall	EBITDA Multiple	1.1x - 1.2x (1.2x)	Increase
	31,432,197	Other(4)
	8,035,700	Indicative Dealer Quotes		26.8% - 26.8% (26.8%)	Increase
Equity/Other	108,183,683	Waterfall	EBITDA Multiple	4.9x - 13.0x (9.0x)	Increase
	72,431,555	Discounted Cash Flow	Discount Rate	12.4% - 21.0% (15.4%)	Decrease
Total	$3,293,906,119
_______________
(1)Certain investment may be valued at cost for a period of time after an acquisition as the best indicator of fair value.
(2)Weighted average amounts are based on the estimated fair values.
(3)This column represents the directional change in the fair value of the Level 3 investments that would result from increase to the corresponding unobservable input. A decrease to the input would have the opposite effect. Significant changes in these inputs in isolation could result in significantly higher or lower fair value measurements.
(4)Fair value based on expected outcome of proposed corporate transactions and/or other factors.
The above tables represent the significant unobservable inputs as they relate to the Company’s determination of fair values for the majority of its investments categorized within Level 3 as of December 31, 2024 and 2023. In addition to the techniques and inputs noted in the tables above, according to the Company’s valuation policy, it may also use other valuation techniques and methodologies when determining the fair value estimates for the Company’s investments. Any significant increases or decreases in the unobservable inputs would result in significant increases or decreases in the fair value of the Company’s investments.
The Company’s investments consist primarily of debt investments that were acquired directly from the issuer. Debt investments, for which broker quotes are not available, are valued by independent valuation firms, which determine the fair value of such investments by considering, among other factors, the borrower’s ability to adequately service its debt, prevailing interest rates for like investments, expected cash flows, call features, anticipated repayments and other relevant terms of the investments. Except as described below, all of the Company’s equity/other investments are also valued by independent valuation firms, which determine the fair value of such investments by considering, among other factors, contractual rights ascribed to such investments, as well as various income scenarios and multiples of EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. An investment that is newly issued and purchased near the date of the consolidated financial statements is valued at cost if the Company determines that the cost of such investment is the best indication of its fair value. Such investments described above are typically classified as Level 3 within the fair value hierarchy. Investments that are traded on an active public market are valued at their closing price as of the date of the consolidated financial statements and are classified as Level 1 within the fair value hierarchy. Except as described above, the Company typically values its other investments by using the midpoint of the prevailing bid and ask prices from

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

dealers on the date of the relevant period end, which are provided by independent third-party pricing services and screened for validity by such services and are typically classified as Level 2 within the fair value hierarchy.

Note 6. Significant Agreements and Related Parties
Purchase of Investments from FSK — During the years ended December 31, 2024 and 2023, the Company purchased investments from FSK at fair value, as determined in accordance with ASC 820 and as agreed to by FSK and the Company’s board of managers, for an aggregate amount of approximately $560 million and $557 million, respectively.
Administrative Services — The Company is a party to an administrative services agreement with FSK (the “Administrative Services Agreement”) whereby FSK performs, and oversees the performance of, various administrative services on behalf of the Company. Administrative services may include general ledger accounting services, calculating the Company’s net asset value, maintaining required corporate and financial records, financial reporting for the Company and its subsidiaries, reporting to the Company’s board of managers and lenders, overseeing the payment of the Company’s expenses and member distributions and management and oversight of service providers in their performance of administrative and professional services rendered for the Company. FSK is entitled to a fee of 0.25% of the Company’s assets under administration, calculated and payable quarterly in arrears. For the years ended December 31, 2024 and 2023, the Company accrued $9.3 million and $9.3 million of administrative services fees, respectively.

Note 7. Borrowings
Big Cedar Creek Funding has a revolving credit facility with BNP Paribas, (as amended, the “Big Cedar Creek Funding Credit Facility”), which provides for up to $600 million of borrowings as of December 31, 2024. The Big Cedar Creek Funding Credit Facility provides loans in U.S. dollars, Australian dollars, Canadian dollars, New Zealand dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of term SOFR (subject to a 0% floor) plus a spread of 2.15% during the reinvestment period and 2.65% thereafter. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus a spread of 2.25% to 2.35% during the reinvestment period and 2.75% to 2.85% thereafter. Big Cedar Creek Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Big Cedar Creek Funding Credit Facility matures on December 24, 2029. As of December 31, 2024 and 2023, total outstanding borrowings under the Big Cedar Creek Funding Credit Facility were $445,995,037 and $523,123,652, respectively.
On April 15, 2020, Boxwood Drive Funding entered into a Revolving Credit and Security Agreement with BNP Paribas, as administrative agent and lender, Wells Fargo Bank, N.A., as collateral agent, the Company, as equityholder and servicer, and the other lenders from time to time party thereto (the “Boxwood Drive Funding Revolving Credit Facility”). On April 11, 2023, concurrent with the closing of the Fourth Amendment to the Big Cedar Creek Funding Credit Facility, Boxwood Drive Funding merged with and into Big Cedar Creek Funding, or the Big Cedar Merger, pursuant to an Agreement of Merger with Big Cedar Creek Funding surviving the Big Cedar Merger. Upon consummation of the Big Cedar Merger, the Boxwood Drive Funding Revolving Credit Facility was terminated and all outstanding borrowings were assumed into the Big Cedar Creek Funding Credit Facility.
Chestnut Street Funding has a revolving credit facility (the “Chestnut Street Funding Credit Facility”) with Citibank, N.A., as administrative agent and lender, and Wells Fargo Bank, National Association, as collateral agent, which provides for up to $400 million of borrowings as of December 31, 2024. The Chestnut Street Funding Credit Facility provides loans in U.S. dollars, Australian dollars, Canadian dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of SOFR (subject to a 0% floor) plus 2.45%. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus 2.45%. Chestnut Street Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Chestnut Street Funding Credit Facility matures on September 18, 2027. As of December 31, 2024 and 2023, total outstanding borrowings under the Chestnut Street Funding Credit Facility were $349,137,946 and $331,689,008, respectively.
Green Creek Funding, a wholly-owned subsidiary of COPJV, has a revolving credit facility with Goldman Sachs Bank, (as amended, the “Green Creek Funding Credit Facility”), which provides for up to $400 million of borrowings as of December 31, 2024. The Green Creek Credit Facility provides for loans in U.S. dollars, Canadian dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of term SOFR (subject to a 0% floor) plus 2.25%. Foreign currency loans bear interest at the rate of the applicable floating rate (subject to a 0% floor) plus the spread applicable to the specified currency. Green Creek Funding also pays a commitment fee of up to 2.25% on undrawn commitments. The Green Creek Funding Credit Facility matures on January 30, 2027. As of December

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

31, 2024 and 2023, total outstanding borrowings under the Green Creek Funding Credit Facility were $299,656,457 and $265,575,459, respectively.
Magnolia Funding LLC has a revolving credit facility with Morgan Stanley Senior Funding, Inc., or the Magnolia Funding Credit Facility, which provides for up to $300 million of borrowings as of December 31, 2024. The Magnolia Funding Credit Facility provides for loans in U.S. dollars, Australian dollars, Canadian dollars, Swedish Krona, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of SOFR (subject to a 0% floor) plus a spread of 2.20%. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus the spread applicable to the specified currency. Magnolia Funding also pays a commitment fee of 0.35% on undrawn commitments. The Magnolia Funding Credit Facility matures on July 14, 2027. As of December 31, 2024 and 2023, total outstanding borrowings under the Magnolia Funding Credit Facility were $210,385,229 and $197,531,607, respectively.
On March 31, 2021, COPJV sold in a private placement $300 million of aggregate principal amount of unsecured notes, or the April COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the April COPJV Notes is payable quarterly on the 1st of each of January, April, July and October, at a fixed annual rate of 4.25%, commencing July 1, 2021. This interest rate is subject to increase up to 4.75% in the event that the April COPJV Notes cease to be rated investment grade, and the April COPJV Notes will be subject to an additional 2.0% of default interest during the continuance of an event of default. The April COPJV Notes mature on April 1, 2026, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2024 and 2023, $300,000,000 of the April COPJV Notes was outstanding.
On August 17, 2021, COPJV sold in a private placement $225 million of aggregate principal amount of Series B senior unsecured notes, or the August COPJV Notes and together with the April COPJV Notes, the COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the August COPJV Notes is payable semi-annually on the 17th of each of February and August, at a fixed annual rate of 3.62%, commencing February 17, 2022. This interest rate is subject to increase up to 4.12% in the event that the COPJV Notes cease to be rated investment grade, and the August COPJV Notes will be subject to an additional 2.0% of default interest during the continuance of an event of default. The August COPJV Notes mature on August 17, 2026, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2024 and 2023, $225,000,000 of the August COPJV Notes was outstanding.
The COPJV Notes are general unsecured obligations that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness that COPJV may issue. COPJV used the net proceeds from the COPJV Notes for general corporate purposes, including to make investments, repay existing debt and make permitted distributions.
Under its financing arrangements, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financing arrangements. The Company was in compliance with all covenants required by its financing arrangements as of December 31, 2024 and December 31, 2023.

Note 8. Commitments and Contingencies
Unfunded commitments to provide funds to portfolio companies are not recorded in the Company’s consolidated statements of assets and liabilities. Since these commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company has sufficient liquidity to fund these commitments. As of December 31, 2024, the Company had nine unfunded debt commitments with aggregate unfunded commitments of $45,577,473 and unrealized appreciation (depreciation) of $(29,364). For additional details regarding the Company’s unfunded debt investments, see the Company’s Consolidated Schedule of Investments as of December 31, 2024.
In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Note 9. Financial Highlights
Below is the schedule of financial highlights of the Company for the years ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively:

	Year Ended December 31,
	2024	2023	2022	2021	2020
Operating performance per unit:
Members’ equity per unit, beginning of year	$853.17	$872.34	$954.80	$879.13	$976.35
Income from investment operations:
Net investment income(1)	115.31	130.79	120.87	105.53	109.39
Net realized and unrealized gains (losses)(2)	(11.80)	(16.35)	(80.51)	41.95	(156.11)
Total from investment operations	103.51	114.44	40.36	147.48	(46.72)
Distributions to members:
Net investment income	(123.99)	(133.61)	(122.82)	(71.81)	(94.69)
Total from distributions to members	(123.99)	(133.61)	(122.82)	(71.81)	(94.69)
Issuance of units to members below net asset value(3)	—	—	—	—	44.19
Members’ equity per unit, end of year	$832.69	$853.17	$872.34	$954.80	$879.13

Ratio/Supplemental Data (in thousands, except ratios)
Total return(4)	12.13%	13.12%	4.23%	16.78%	(0.26)%
Total operating expenses to average members’ equity(5)	8.43%	8.50%	4.89%	4.00%	3.98%
Net investment income to average members’ equity(5)	13.64%	15.28%	13.13%	11.43%	12.77%
Members’ equity, at end of year (in 000’s)	$1,558,099	$1,596,431	$1,632,302	$1,595,635	$814,099
Weighted average units outstanding (in 000’s)	1,871	1,871	1,814	1,332	806
Average members’ equity (in 000’s)	$1,582,241	$1,601,306	$1,669,485	$1,230,406	$690,823
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the applicable period.
(2)The amount shown at this caption is the balancing figure derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)Issuance of units to members below members’ equity per share is computed by taking the difference between issuance value ($1,000 per unit) and the members’ equity per share at the time of issuance and dividing that amount by the total outstanding units at the end of the period.
(4)The total return based on members’ equity per unit for each year presented was calculated by taking the members’ equity per unit as of the end of the applicable year, adding the distributions per unit that were declared during the applicable calendar year and dividing the total by the members’ equity per unit at the beginning of the applicable year. The historical calculation of total return based on members’ equity in the table should not be considered a representation of the Company’s future total return based on members’ equity, which may be greater or less than the return shown in the table due to a number of factors, including the Company’s ability or inability to make investments in companies that meet its investment criteria, the interest rates payable on the debt securities the Company acquires, the level of the Company’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Company’s investment portfolio during the applicable period and do not represent an actual return to members.
(5)Ratios are calculated for the Members taken as a whole. The computations of such ratios are based on the amount of income and expenses assessed to a member's equity and may vary from these ratios based on the timing of equity transactions.

Note 10. Subsequent Events
Chestnut Street Funding Credit Facility
On January 27, 2025, the Company and Chestnut Street Funding entered into a fifth amendment to that certain Loan and Servicing Agreement dated as of September 18, 2019, by and among Chestnut, as Borrower, the lenders and issuing banks party thereto, Citibank, N.A., as Administrative Agent, and the Company, as Collateral Manager. Capitalized terms used herein and not defined have the meanings set forth in the credit agreement.
The amendment provides for, among other things, (a) an extension of the Revolving Period from September 18, 2025, to September 18, 2027; (b) an extension of the Final Maturity Date from September 18, 2027, to September 18, 2029; and (c) a reduced Applicable Margin from 245 basis points to 210 basis points.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Green Creek Funding Credit Facility
Green Creek Funding entered into a second amendment dated as of January 1, 2025; a third amendment dated as of January 31, 2025; a fourth amendment dated as of February 6, 2025; a fifth amendment dated as of February 14, 2025, and a sixth amendment dated as of February 21, 2025, to that certain Fourth Amended and Restated Credit Agreement dated as of March 16, 2022, by and among Green Creek Funding, as borrower, Goldman Sachs Bank USA, as sole lead arranger, lender, administrative agent, and calculation agent, and Wells Fargo Bank, N.A., as collateral agent. The amendments provide for (i) an extension of the reinvestment period to February 21, 2027; (ii) an extension of the maturity date from January 30, 2027 to February 21, 2029; and (iii) a reduction of the spread from 2.25% to 2.05%.
Private Offering
On February 21, 2025, the Company priced a private offering of its 6.52% Notes due 2028, 6.74% Notes due 2030, and 6.93% Notes due 2032, in an aggregate principal amount of $450,000,000. The offering is expected to close on March 20, 2025.